Exhibit 10.5

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Wets Workflow Purchase Agreement

This Wets Workflow Purchase Agreement (the “Agreement”), effective as of July 13, 2007, or, if left blank, the last date of signature by a party hereto (the “Effective Date”), is made by and between Advanced Technology Materials, Inc., with a principal place of business at 7 Commerce Drive, Danbury, CT 06810 (“ATMI”), and Intermolecular, Inc., with a principal place of business at 2865 Zanker Road, San Jose, California 95134 (“IM”).  ATMI and IM are sometimes referred to herein individually as a “party” and collectively as the “parties.”

BACKGROUND

IM and ATMI entered into the Alliance Agreement (defined below) and began working on a collaborative development program directed at a [*] application in November 2006.  The parties entered into discussions in March 2007 and signed an LOI in May 2007 to align their interests with respect to the development and sale by IM of a workflow for Wets Processing as contemplated in this Agreement.  IM and ATMI now wish to define the terms and conditions under which IM may sell to ATMI and install on its premises one or more workflows for Wets Processing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as set forth below.

The following exhibits are hereby incorporated into the Agreement:

Exhibit A:  Purchase Documentation for Initial Purchase

Exhibit B:  Symyx End User License Agreement

Exhibit C:  IM Maintenance and Support Services

Exhibit D:  Supplemental Workflow Use Acceptance Criteria

Capitalized terms in the Exhibits have the meaning assigned to them in the body of the Agreement, unless otherwise separately defined in the relevant Exhibit.

ARTICLE 1
DEFINITIONS

1.1                                 “Adobe Software” means machine readable, object code versions of software provided by IM to ATMI  pursuant to this Agreement (if identified in Purchase Documentation), and licensed by Adobe Systems Incorporated to ATMI in accordance with the terms and conditions of ATMl’ s end user license agreement with Adobe.

1.2                                 “Affiliate” means any entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement.  For purposes of this Agreement, only the direct or indirect ownership of fifty percent (50%) or more of the voting securities of an entity shall be deemed to constitute control.

1.3                                 “Alliance Agreement” means the agreement between the Parties with that title executed with an effective date of November 17, 2006.

1.4                                 “Agreement WF Compound” means any Lead WF Compound or Derivative WF Compound.

1.5                                 “Alliance Technology” has the meaning assigned to it in the Alliance Agreement.

1.6                                 “ATMI Independent Technology” means all Intellectual Property Rights (other than Alliance Technology) that is (i) owned, licensed or otherwise controlled by ATMI on or prior to the Alliance Agreement Effective Date; or (ii) created, conceived or reduced to practice by ATMI employees, contractors or agents without reliance upon, use of or benefit of (a) the HPC Technology, (b) the HPC-Derived Technology licensed or developed hereunder, (c) IM Independent IP, or (d) any technology, know-how or technical information provided by or obtained from an IM employee, contractor or agent, directly and or indirectly.

1.7                                 “Competitor” means a direct Materials competitor of ATMI, as listed by ATMI in writing at the time of any Formal Disclosure, but in any event shall include the following companies (which list may be updated from time to time by mutual agreement of the parties, which agreement shall not be unreasonably withheld):  [*], and [*].

1.8                                 “Confidential Information” means any information disclosed by one party to the other in connection with this Agreement, whether in electronic, written, graphic, oral, machine readable or other tangible or intangible form, that is (i) marked or identified at the time of disclosure as “Confidential” or “Proprietary” or in some other manner so as to clearly indicate its confidential nature, or (ii) if disclosed orally should reasonably be considered confidential by the receiving party given the nature of the information or the circumstances of its disclosure.

1.9                                 “Derivative WF Compound” means any compound or mixture that is made or derived from a Lead WF Compound pursuant to this Agreement.  As used in this Agreement, a compound or mixture shall be deemed to have been “derived from” a Lead WF Compound if it results from the use of HPC Technology, Alliance Technology, or IM Independent IP, or is otherwise related to a Lead WF Compound.  For the purpose of this definition, “otherwise related” shall mean any further modifications to a Lead WF Compound or Derivative WF Compound outside of this Agreement, including any compound based on structure and/or performance data relating to one or more Lead WF Compounds.  Derivative WF Compounds shall also include a compound that is synthesized, based on, or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

derived from another Derivative WF Compound pursuant to this Agreement.  “Derivative WF Compound” shall not include any compound or mixture developed independently by ATMI or its Affiliates or sublicensees without reliance on Alliance Technology or IM Independent IP, and that does not infringe or misappropriate the Alliance Technology or IM Independent IP.

1.10                           “Equipment” means Wets Workflow hardware tools (excluding Informatics Hardware) that may be sold pursuant to this Agreement, conforming to the Specifications set forth in the Purchase Documentation.

1.11                           “Excluded Company” means any of the following three (3) companies or their Affiliates who compete with ATMI in the Wets Processing markets:  [*], and [*].

1.12                           “Field” means the “Field” defined in that certain agreement, effective as of December 19, 2005, forming an alliance between IM and Symyx Technologies, Inc. (also termed an Alliance Agreement), as such definition in such agreement may be expanded from time to time.

1.13                           “HPC Technology” means all techniques, methodologies, processes, test vehicles, synthetic procedures, technology, systems, or combination thereof (collectively, “Techniques”) (a) subject to or covered by any Intellectual Property Right owned by IM or licensed to IM, (b) provided by IM to ATMI and (c) used for the simultaneous parallel or rapid serial:  (i) design, (ii) synthesis, (iii) processing, (iv) process sequencing, (v) process integration, (vi) device integration, (vii) analysis, or (viii) characterization of more than two (2) compounds, compositions, mixtures, processes, or synthesis conditions, or the structures derived from such. HPC Technology does not include any of the foregoing Techniques to the extent they were (A) used by ATMI prior to [*], (B) created, conceived or reduced to practice by ATMI independent of both this Agreement and the Alliance Agreement, without reliance on or use or benefit of Alliance Technology, IM Independent IP, or any technology, know-how or information provided by or obtained from an IM employee, contractor or agent, directly and or indirectly.  It is understood that test vehicles include physical and or electrical characterization devices such as test structures or chips, used in the design, process development, manufacturing process qualification, and manufacturing process control of Integrated Circuit devices.  It is also understood that HPC Technology does not include the use of equipment that is commercially available (from parties other than IM) in commercial manufacturing for nominally uniform processing of one or more identical Integrated Circuits on a single substrate, or the use of such equipment in research and development for nominally uniform processing of one or more Integrated Circuits on a single substrate.

1.14                           “HPC-Enabled Informatics Software” means software that enables Equipment to use HPC Technology.  “Non-HPC-Enabled Informatics Software” means

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

software that operates Equipment without enabling it to utilize HPC Technology.  Use of HPC-Enabled Informatics Software at a Site requires an HPC Site License, in addition to a license to use the software.

1.15                           “HPC Site License” means a license to use HPC Technology at a specific Site, for the term specified in the Purchase Documentation.

1.16                           “Informatics Hardware” means the information technology hardware manufactured by Third Parties, conforming to the specifications therefor as described in Purchase Documentation.

1.17                           “Informatics Software” means machine readable, object code versions of the software licensed to be used with the Informatics Hardware, and related documentation, together with the Updates, if any that may be provided by IM to ATMI during its license term.  Informatics Software may consist of either HPC-Enabled Informatics Software or Non-HPC-Enabled Informatics Software.  Informatics Software does not include Third Party Software.

1.18                           “IM Independent IP” means all Intellectual Property Rights that are (i) owned, licensed or otherwise solely controlled by IM as of the Effective Date; or (ii) created, conceived or reduced to practice by IM employees, contractors or agents without reliance, use or benefit of (a) ATMI Independent Technology or (b) technology, know-how or technical information provided by or obtained from an ATMI employee, contractor or agent, directly and or indirectly and including the HPC Technology.

1.19                           “Intellectual Property Rights” means rights in and to any and all (i) U.S. and foreign patents and patent applications claiming any inventions or discoveries made, developed, conceived, or reduced to practice, including all divisions, substitutions, continuations, continuation-in-part applications, and reissues, reexaminations and extensions thereof, (ii) copyrights, (iii) unpatented information, trade secrets, data, or materials, (iv) trademarks, service marks, trade names, trade dress, domain names and similar rights, (v) mask work rights, and (vi) any other intellectual or other proprietary rights of any kind now known or hereafter recognized in any jurisdiction.

1.20                           “Lead WF Compound” means a compound or material identified, first synthesized, or discovered in whole or in part through use of any Wets Workflow provided through this Agreement.

1.21                           “Material” means a specific compound or composition of materials.

1.22                           “Materials Manufacturing Technology” means any data, know-how, techniques, methods, processes, or other technologies for the synthesis, production, packaging, shipping or distribution of commercial quantities of one or more Products, excluding HPC Technology, that is developed, directly or indirectly,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

through the use of the Wets Workflow that is provided in connection with this Agreement.

1.23                           “Metrology/Characterization Technology” means technology relating to measurements, systems, methods, techniques, test vehicles, synthetic procedures or combination thereof, used to measure Materials or  processing characteristics or parameters of wafers, wafer samples or other substrates.

1.24                           “Microsoft Software” means machine readable, object code versions of software provided by IM to ATMI pursuant to this Agreement (if identified in Purchase Documentation), and licensed by Microsoft Corporation to ATMI in accordance with the terms and conditions of ATMI’s end user license agreement with Microsoft.

1.25                           “Named User” means an ATMI employee or subcontractor, or other party with the prior written consent of IM, who has signed a nondisclosure agreement as restrictive as the confidentiality terms set forth herein and who uses the Informatics Software, or any part of the Informatics Software.  Named Users may be changed or replaced according to reasonable and ordinary business practices such as termination of employment or changes in job function.

1.26                           “Oracle Software” means machine readable, object code versions of software provided by IM to ATMI pursuant to this Agreement (if identified in Purchase Documentation), and licensed by Oracle Corporation to ATMI in accordance with the terms and conditions of ATMI’s agreement with Oracle.

1.27                           “Product” means a Material that incorporates an Agreement WF Compound or utilizes an Agreement WF Compound in its manufacture and/or methods of using the same.

1.28                           “Purchase Order” means a valid purchase order issued by ATMI to IM in response to a Quote, and that incorporates by reference the terms and conditions of this Agreement and the applicable Quote.

1.29                           “Purchase Documentation” has the meaning set forth in Section 2.2.

1.30                           “Quote” means the applicable IM sales quotation document issued to ATMI that incorporates by reference the terms and conditions of this Agreement, and that includes an offer for sale of one or more of the following:  the combination described in the applicable quotation of (a) Equipment, (b) Informatics Hardware, (c) licenses to use HPC-Enabled or Non-HPC-Enabled Informatics Software, (d) licenses to use Symyx Software, Oracle Software and/or Microsoft Software; (e) Services in connection with the configuration, and installation of Equipment and/or Informatics Hardware, and/or (f) other Services in connection therewith.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.31                           “Services” means services that IM performs for ATMI as described in any Purchase Documentation.

1.32                           “Site” means a building specifically identified in the applicable Purchase Documentation, or a replacement site as subsequently agreed by the parties in writing, which agreement shall not be unreasonably withheld.  Notwithstanding the foregoing, in the case of a Wets Workflow sale to ATMI, the HPC Site License for the original licensed Site shall be deemed to apply to any Wets Workflow at any site that is, now or in the future, owned or leased or rented or otherwise controlled by ATMI or an Affiliate, so long as ATMI is not in breach of this Agreement.

1.33                           “Software FX, Inc. Software” means machine readable, object code versions of software provided by IM to ATMI pursuant to this Agreement (if identified in Purchase Documentation), and licensed by Software FX, Inc. to ATMI in accordance with the terms and conditions of ATMI’s end user license agreement with Software FX.

1.34                           “Specifications” means specifications of and requirements for (a) any of the Equipment or Informatics Hardware sold in connection therewith, or (b) HPC-Enabled Software or Non-HPC-Enabled Informatics Software licensed in connection therewith.

1.35                           “Symyx Software” means machine readable, object code versions of software licensed by Symyx Technologies, Inc., and, if identified in the Purchase Documentation, sublicensed by IM to ATMI in accordance with the terms and conditions set forth in Exhibit B.

1.36                           “Support” means the maintenance and support Services as described in Exhibit C, for the term specified in the applicable Quote.

1.37                           “Third Party” shall mean any person or entity other than ATMI and its Affiliates, IM and its Affiliates, and their permitted assigns.

1.38                           “Third Party Software” is software that may be provided as part of a Wets Workflow that is published by a third party (e.g. Symyx Technologies, Inc., Oracle Corporation, Adobe Systems Incorporated, Software FX Inc., or Microsoft Corporation).

1.39                           “Wets Processing” means a set of operations for the development or application of liquid or fluid-based Materials, which Materials are used in semiconductor manufacturing for cleaning, etching, or electro less deposition

1.40                           “Wets Workflow” means the combination of one or more of the following as described in the applicable Quote:  Equipment; Informatics Hardware; Third Party Software and/or Informatics Software; an HPC Site License.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 2
QUOTES; PURCHASE ORDERS

2.1                                 Purchases.  This Agreement sets forth terms and conditions under which IM may sell to ATMI one or more Wets Workflows, and the terms and conditions under which IM may provide related Services.

2.2                                 Purchase Documentation.  Each Purchase Order that IM accepts, together with the accompanying Quote, the Specifications, any acceptance criteria in connection with the sale and purchase (“Acceptance Criteria”) and any Statement of Work for additional Services to be provided in connection therewith, shall constitute “Purchase Documentation”.  Notwithstanding the foregoing, additional provisions regarding Specifications and Acceptance Criteria for the first Wets Workflow are set forth in Exhibit D, which shall be deemed part of the Purchase Documentation.  The Purchase Documentation for the initial purchase is set forth in Exhibit A. Exhibit A-1 is a Quote for a second Wets Workflow for installation in an ATMI facility, with acceptance in 2008.  If ATMI places a second purchase order with IM by the end of March, 2008, IM shall provide a volume discount for that second Wets Workflow, as shown in Exhibit A-1; if IM accepts said purchase order, it shall be deemed to have been incorporated into Exhibit A-1 as Purchase Documentation (it being understood and agreed that IM will accept said purchase order if it is consistent with the terms of the Quote incorporated into Exhibit A-1, subject to mutual agreement concerning delivery date and shipping instructions). Each subsequent set of Purchase Documentation shall be deemed to be incorporated herein as Exhibit A-2, Exhibit A-3, et seq., and together with the terms and conditions of this Agreement, shall constitute the complete agreement regarding that purchase and sale.  Notwithstanding the foregoing, nothing contained in any Purchase Order, Purchase Order acknowledgment, or invoice shall in any way modify the terms and conditions of this Agreement, or add any additional terms or conditions; provided, however, that such standard variable terms as price, quantity, delivery date, shipping instructions and the like, as well as tax exempt status, if applicable, shall be specified on each purchase order or acknowledgment.  Any purchase order ATMI issues will include the fees and payment terms as set forth in the applicable Quote.  IM will accept each said purchase order if it is consistent with the terms of the offer set forth in the applicable Quote, subject to mutual agreement concerning delivery date and shipping instructions.  ATMI’s issuance of a Purchase Order referencing a Quote will constitute its agreement to pay IM the fees, plus applicable taxes as set forth below, in accordance with and subject to the terms of this Agreement (including, without limitation, ATMI’s acceptance rights hereunder).  Any software provided hereunder is licensed, not sold, to ATMI and any reference to the “sale” or “purchase” of software shall be deemed to mean “license.”

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 3
DELIVERY; ACCEPTANCE; TRAINING, SUPPORT, AND OTHER SERVICES

3.1                                 Wets Workflow Assembly and Target Deliver Date.  IM shall use commercially reasonable efforts to complete assembly and configuration of each part of a Wets Workflow identified in Purchase Documentation and deliver same on or before the applicable target delivery date specified therein for that part (“Target Delivery Date(s)”).  ATMI acknowledges that the Target Delivery Date(s) are in fact targets; provided, however, that if IM misses a Target Delivery Date, ATMI may terminate the applicable Purchase Documentation in accordance with the provisions of Section 11.2(i).

3.2                                 Factory Acceptance.  IM shall provide ATMI with written notice that it has completed the assembly and configuration of any Wets Workflow item that ATMI is purchasing hereunder, which is to be completed on-site at IM’s facilities, and that it is accordingly ready to arrange for delivery.  Prior to such delivery, IM shall demonstrate to ATMI that any Wets Workflow item sold pursuant to the Purchase Documentation satisfies the Acceptance Criteria set forth therein and shall allow ATMI to conduct tests to ensure compliance with said Acceptance Criteria at IM’s facilities.  This demonstration and testing shall take place at IM’s facilities (ATMI will pay its own expenses to attend), and shall commence no later than ten (10) business days following said written notice.  Upon completion of said demonstration and testing, ATMI will either (i) confirm in writing that factory acceptance of the Wets Workflow item has occurred, and ATMI shall make the payment associated therewith as set forth in the Purchase Documentation, or (ii) identify with reasonable detail any deficiencies, in which case IM will promptly remedy the same and the foregoing demonstration and testing will be repeated.  If IM is unable to remedy the deficiency, ATMI may terminate the applicable Purchase Documentation in accordance with the provisions of Section 11.2(i).

3.3                                 Delivery and Final Acceptance.  Upon factory acceptance of a Wets Workflow item, IM will prepare the Wets Workflow item for shipment.  ATMI shall bear all expenses of insurance, packaging and transportation.  Title to the Equipment and Informatics Hardware and/or software licenses sold in connection therewith shall pass to ATMI at IM’s site upon delivery to the shipper, on the date so delivered (the “Delivery Date”).  ATMI shall prepare the site for installation of the Wets Workflow item in accordance with the Site preparation specification set forth in the Purchase Documentation prior to the Delivery Date.  IM will assist ATMI with the process of unpacking the Equipment and Informatics Hardware at the Site designated in the Purchase Documentation, and with its installation at the Site.  Upon completion of the installation, IM and ATMI will repeat the demonstration and testing, respectively, in order to ensure that the Wets Workflow item meets the Acceptance Criteria that occurred in connection with factory acceptance.  Upon completion of said demonstration and testing, ATMI will either (i) confirm in writing that final acceptance of the Wets Workflow item has occurred, and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ATMI shall make the payment associated therewith as set forth in the Purchase Documentation, or (ii) identify with reasonable detail any deficiencies, in which case IM will promptly remedy the same and the foregoing demonstration and testing will be repeated.  If IM is unable to remedy the deficiency, ATMI may terminate the applicable Purchase Documentation in accordance with the provisions of Section 11.2(i).  Notwithstanding the foregoing, if said demonstration cannot take place in a timely fashion because the Site has not been prepared in accordance with the Site preparation specification set forth in the Purchase Documentation as of the Delivery Date, final acceptance shall be deemed to have occurred thirty (30) days following the Delivery Date.

3.4                                 Support; Training; Services.  IM will provide ATMI with the Support and the training specified in Exhibit C.  For any future purchases, the Support to be provided will be subject to any modifications set forth in the Purchase Documentation.  Any additional Services to be provided by IM will be provided on a time and materials basis at its then-current rates (plus reasonable travel expenses, if any) pursuant to a mutually executed statement of work.

ARTICLE 4
PROPRIETARY RIGHTS; LICENSES; UPDATES; EXCLUDED COMPANIES; SOURCE CODE ESCROW

4.1                                 Alliance Agreement.  Nothing in this Agreement is intended to modify the respective rights and obligations of the Parties as set forth in the Alliance Agreement.  Moreover, for the avoidance of doubt, the parties affirm that they do not intend for this Agreement to supersede the terms of any CDP the parties have executed pursuant to the Alliance Agreement, or that the parties subsequently execute.

4.2                                 Proprietary Rights.  As between ATMI and IM, ATMI shall be the sole owner of all right, title, and interest in and to (i) the ATMI Independent Technology, (ii) Intellectual Property Rights relating to Materials or Products and methods of using Materials or Products, (iii) Metrology/Characterization Technology that is not HPC Technology, and (iv) Materials Manufacturing Technology, and improvements to any of the foregoing (“ATMI Technology”) derived through ATMI’s use of the Wets Workflow purchased herein.  IM will grant and hereby grants to ATMI all right, title, and interest in and to said ATMI Technology.  All rights to ATMI Technology and any improvements thereto not expressly granted in the Agreement shall be reserved to ATMI.  As between ATMI and IM, IM shall be the sole owner of the IM Independent IP, Metrology/Characterization Technology that is HPC Technology, HPC Technology, and any improvements to any of the foregoing (“IM Technology”).  All rights to IM Technology and any improvements thereto shall be reserved to IM.  ATMI will grant and hereby grants to IM all right, title, and interest in and to said IM Technology.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

4.3                                 Licensed Software.  ATMI shall not be an owner of any copies of the Informatics Software, Third Party Software or any documentation delivered to ATMI, but is rather licensed pursuant to this Agreement to use any of the Informatics Software or documentation specified in Purchase Documentation, or licensed pursuant to the applicable license agreement for Third Party Software.  ATMI acknowledges and agrees that the features or the graphical user interface of the Informatics Software (the “User Interface”), including, without limitation, icons, menus and screen designs, screen layouts, and command and screen sequence, are proprietary to IM and/or its licensors, and are disclosed to ATMI under a condition of confidentiality.  ATMI agrees that it will not create software programs incorporating any proprietary part of the User Interface.  Nevertheless, if ATMI creates one or more data loaders for metrology and/or testing equipment that it wishes to integrate into the Wets Workflow, IM will work with ATMI on a time and materials basis (subject to the mutual prior written agreement of the parties and at IM’s then-current IM monthly FTE rate (the rate in the most recent Quote, as set forth in Exhibit A, shall be valid for a period of 1 year) to facilitate the use of said data loader(s) with the User Interface.  ATMI further acknowledges that the User Interface is a copyrighted work of IM and/or its licensors.

4.4                                 License Grant for Informatics Software; HPC Site License.  Subject to the terms and conditions of this Agreement, IM hereby grants to ATMI a nonexclusive, non-transferable, license, without the right to sublicense, to use the Equipment and install and execute the Informatics Software identified in the Purchase Documentation on the Equipment and/or Informatics Hardware for which it was purchased and upon which it was installed, for use by Named Users, for the term specified in the Purchase Documentation, solely at the Site, and solely for the purpose of developing and commercializing Materials, Wets Processing, Products, and Materials Manufacturing Technologies in the Field. ATMI shall have no right to use HPC Technology under this Agreement unless it purchases HPC-Enabled Informatics Software and purchases an HPC Site License for any Site where it will use HPC Technology (subject to the exception noted in Section 1.29).  Moreover, ATMI’s license to use HPC Technology shall only be for operation of the Equipment for which it has purchased HPC-Enabled Informatics Software, and only for the license term for such software and the HPC Site License, and solely on the Site.  The scope of the HPC Site license and the HPC-Enabled Informatics Software license granted by IM to ATMI  hereunder does not include the right to use the Wets Workflow on behalf of Third Parties, except where the intended purpose of such activities is (a) the qualification or sale by ATMI of a resulting Material or Product, or (b) the licensing by ATMI to one or more of its Materials partners or customers to make, use or sell such resulting Material or Product, or from a combination of (a) and (b).  IM shall continue to be the preferred supplier of all HPC Technology solutions for such research and development activities, as set forth in the Alliance Agreement.  The licenses granted hereunder shall be subject to the payment of all fees set forth in the Purchase Documentation, including but not limited to the royalties defined therein.  IM commits that through [*], ATMI will have the right to renew its

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

HPC Site License and license for Informatics Software on the same terms and conditions included in this Agreement, including pricing terms.

4.5           Third Party Software.  ATMI’s use of Symyx Software shall be governed by the terms and conditions set forth in Exhibit B. ATMI’s use of Oracle Software shall be governed by the terms and conditions set forth in ATMI’s end user license agreement with Oracle.  ATMI’s use of Microsoft Software shall be governed by the terms and conditions set forth in ATMI’s end user license agreement with Microsoft.  ATMI’s use of Adobe Software shall be governed by the terms and conditions set forth in ATMI’s end user license agreement with Adobe.  ATMI’s use of Software FX Software shall be governed by the terms and conditions set forth in ATMI’s end user license agreement with Software FX.  All such end user license agreements for Third Party Software shall be perpetual use licenses.

4.6           “Improvements” Defined.  As used in this Section 4, “Improvements” means improvements, additions, or modifications to the Equipment or to the use or application of Equipment that IM or ATMI, as applicable, conceives, reduces to practice or otherwise develops, other than Updates (as defined in Section 4.12), after the Delivery Date.  “ATMI Improvements” means Improvements wholly conceived, reduced to practice, or otherwise developed by ATMI that were not known to IM prior to Formal Disclosure by ATMI to IM (as defined in Section 4.8.2), or that were not generally available to the public or otherwise part of the public domain at the time of Formal Disclosure.  “ATMI Use Improvements” means ATMI Improvements that are new methods of use or modifications to existing methods of use of Equipment in Wets Processing that can be implemented without any improvements, additions or modifications to the Equipment.  ATMI Improvements shall not include improvements to the Equipment manufactured by Symyx Technologies, Inc. that is identified as item 3 in Annex 1 to the Purchase Documentation in Exhibit A, or improvements to Informatics Software.  “IM Improvements” means Improvements wholly conceived or reduced to practice by IM.

4.7           IM Improvements.  IM Improvements are not included within the scope of rights granted hereunder.  IM may periodically offer IM Improvements for sale or license to ATMI and will negotiate in good faith with ATMI terms in connection therewith; provided, that IM will offer to ATMI any IM Improvements that it makes generally available to its other customers, except as limited by any Third Party agreement.  Any such sale or license shall require the mutual execution of Purchase Documentation explicitly describing the sale or license to ATMI of IM Improvements.

4.8           ATMI Improvements.  All improvements to the HPC Technology derived from, based on, or invented in whole or in part through ATMI’s use of the Wets Workflow pursuant to this Agreement or using the Wets Workflow purchased herein, whether an ATMI Improvement or not, and all Intellectual Property Rights therein, shall be owned by IM and if initially conceived, reduced to practice or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

developed by ATMI (whether or not implemented by IM as set forth in Section 4.8.1), shall be assigned to IM as set forth in Section 4.2.  IM hereby grants a non-exclusive, royalty-free license (i.e., IM shall not increase the HPC Site License or HPC Enabled Software License due to the implementation or use of such Improvement) to ATMI to use any Improvement (other than an IM Improvement) on or with any Wets Workflow for which ATMI continues to pay the HPC Site License fee and continues to license the HPC-Enabled Informatics Software.  Notwithstanding the foregoing, no license to ATMI to use HPC Technology beyond the term or beyond the scope of any license granted to ATMI to use HPC Technology is intended or granted by the preceding sentence.  Any notification of a proposed ATMI Improvement shall comply with the procedure set forth in Section 4.8.2, below.  Notwithstanding the foregoing, if IM wishes to commercialize any non-obvious ATMI Improvement for sale to third parties, IM shall first negotiate with ATMI in good faith to agree upon reasonable compensation to ATMI in view of the contribution of the ATMI Improvement to the value of the Wets Workflow or a component thereof.  If the Parties cannot agree on such compensation then they shall follow the provisions of Section 4.8.3.

4.8.1        Any implementation by IM of ATMI Improvements on ATMI’s behalf shall be the subject of a separately executed statement of work between the parties that shall specify the commercial and other terms.

4.8.2        ATMI may disclose ATMI Improvements to IM pursuant to this paragraph.  Before fully disclosing any Confidential Information with respect to an ATMI Improvement to IM, ATMI shall first send a written non-Confidential summary of the proposed ATMI Improvement to the attention of the IM Legal Department.  Within [*] days of the non-confidential disclosure, IM shall inform ATMI that IM either does or does not wish to receive a more detailed description of the proposed ATMI Improvement that ATMI may label as Confidential Information (“Formal Disclosure”).  If IM does not wish to receive the more detailed description of the ATMI Improvement, ATMI may maintain such ATMI Improvement as a trade secret.  For the avoidance of doubt, the preceding sentence shall not change the provisions of this Agreement concerning ownership of Improvements.  Furthermore, IM’s ability to sell, license and sub-license HPC Technology shall not be limited by (i) the non-Confidential disclosure above or (ii) any disclosure by ATMI to IM employees separate from any Formal Disclosure (other than disclosures to IM employees that are subject to the IP firewall described in Section 7.5(a) hereof) of an ATMI Improvement that ATMI decides to maintain as a trade secret.  Within a reasonable time after its receipt of the Formal Disclosure, IM shall provide notice to ATMI that either (a) IM does not wish to implement the proposed ATMI Improvement, and that it is returning the Confidential Information (except as required for archival purposes), or (b) IM wishes to further study the feasibility of implementing or commercializing the ATMI Improvement including a

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

proposal on how to proceed.  Notwithstanding the foregoing, during the one-year period following final acceptance of the first Wets Workflow sold under this Agreement, ATMI shall disclose no more than two (2) potential ATMI Improvements during anyone of the four three-month periods immediately following said final acceptance for consideration by IM above.  The restrictions set forth in Section 4.13.1 only shall apply to ATMI Improvements for which there has been a Formal Disclosure (provided that the foregoing shall in no way change or reduce IM’s obligations pursuant to Section 7.5(a) hereof).  References to obligations and disclosures Section 7.5 in this Section specifically exclude disclosures by ATMI to IM employees related to improvements, changes or modifications to the Equipment and IM shall be free to sell, license and sub-license HPC Technology relating to Equipment disclosed outside of the Formal Disclosure process.  If ATMI proposes an ATMI Improvement following said one-year period, the parties will negotiate in good faith on a case by case basis any special terms and conditions that will be applicable to the sale to Third Parties of Equipment into which such future ATMI Improvements may be implemented.

4.8.3        Notwithstanding Section 12.16 of this Agreement, in the event that the parties cannot agree for a period of [*] after escalation to their respective chief executive officers to a reasonable compensation for a Section 4.8 proposal, then either party may submit the issue of the amount of compensation due to ATMI if IM implements the ATMI Improvement to final and binding arbitration, before a single, mutually-acceptable arbitrator, conducted in accordance with the Commercial Arbitration Rules of AAA, solely for determination of the reasonable compensation. If the parties are unable to select a mutually acceptable arbitrator, AAA shall appoint an arbitrator or provide a method for selection.  Any arbitration proceedings shall be conducted in Phoenix, Arizona.  Each party shall bear its own expenses, including attorneys’ fees, and the parties will share equally the costs and fees of the arbitrator.  Prior to the actual arbitration hearing, each party shall provide the arbitrator a written proposal for a reasonable compensation that such party believes to be fair to both parties in the circumstances.  The arbitrator must render a written decision within ten (10) days of the hearing in favor of one party’s proposal or the other, without modification.  The arbitrator must determine the prevailing party by assessing the proposal, and its fairness in light of the relevant Intellectual Property Rights, technology contributions, and development and commercialization costs and expenses of each party, as well as the potential markets for the proposed application and whether third party Intellectual Property Rights, development efforts, commercialization efforts or investment is required to commercialize the proposed application.  The parties shall use all reasonable efforts to complete any arbitration subject to this section within three (3) months from the filing of notice of a request for such arbitration.  The parties

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

undertake and agree that all arbitral proceedings shall be kept confidential, and all information, documentation, materials in whatever form disclosed in the course of such arbitral proceeding shall be used solely for the purpose of those proceedings.  Nothing in this section shall require IM to implement the ATMI Improvement following the decision of the arbitrator.

4.9           Restrictions.  Except as expressly permitted by this Agreement, ATMI agrees that it will not itself, and will not through any parent, subsidiary, Affiliate, agent, or other Third Party, directly or indirectly, do any of the following:  (i) reproduce, distribute, copy, sell, create derivative works of, lease, license, or sublicense the Informatics Software or any component of either, or any documentation delivered to it pursuant to this Agreement; (ii) use the Informatics Software in connection with any equipment other than the Equipment and the Informatics Hardware; (iii) attempt, or permit any Third Party, to reverse engineer, disassemble, decrypt, decompile, or otherwise attempt to derive source code from the Informatics Software; or (iv) use any Informatics Software that may be licensed hereunder in connection with any time-sharing or other multi-user network or service bureau. ATMI agrees that access to any Equipment, Informatics Hardware, and/or Informatics Software shall be limited to Named Users who are employees of ATMI (and independent contractors approved by IM in writing, which approval shall not be unreasonably withheld) working directly with ATMI.

4.10         Named Users.  ATMI agrees to establish and maintain records of the identities of Named Users and changes thereto, and to make such records available to IM upon request.

4.11         Legend.  All copies of the Informatics Software shall include IM’s copyright, trademarks, patent numbers, and other proprietary notices in the manner in which such notices were placed by IM on such Informatics Software.  Further, IM may label the Equipment with a permanent non-erasable identification label including but not limited to IM’s name, IM’s model number, a sequential serial number in IM’s standard format, date of manufacture, location manufactured, and specification version to which the Equipment was manufactured.  ATMI shall not remove, obscure, or alter IM’s copyright notices, trademarks, patent numbers, or other proprietary rights notices affixed to or contained within the Informatics Software or the Equipment.

4.12         Updates.  Subject to payment by ATMI of the amounts set forth in the applicable Purchase Documentation, throughout the term specified in Purchase Documentation that IM has agreed to provide support Informatics Software (the “Support Term”), IM will provide ATMI with error corrections, bug fixes or workarounds (“Updates”) to the Informatics Software that is developed by IM solely to ensure that the Informatics Software performs in accordance with its Specifications, as IM makes those Updates generally available to its customers. Updates will also include improvements to the Informatics Software developed by

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

IM that may be released by IM from time to time, other than upgrades of the Informatics Software that are offered to IM’s customers for a separate fee.

4.13         Excluded Companies.

4.13.1     Subject to Section 4.8, IM agrees that it will not, except with the written consent of ATMI, either:

(a)           disclose or license to any Competitor any ATMI Use Improvements for a period of [*] after Formal Disclosure, except that IM shall have the right to provide licenses of a broad or general scope that do not specifically mention or otherwise disclose the ATMI Use Improvement, or

(b)           disclose, license or sell any ATMI Improvement, other than an ATMI Use Improvement, that ATMI implements on its Equipment to any Excluded Company until [*] after such implementation.  Notwithstanding the foregoing, if ATMI decides not to implement such ATMI  Improvement within [*] of IM’s notice that it is available, IM shall be free to license or sell such ATMI Improvement without restriction.

4.13.2     IM agrees that it will not ship any Element to an Excluded Company prior to the Exclusivity Expiration Date for that Element.  (An “Element” shall mean either the Integration Screening & Scale-up (I&S) System, Wets, or the Material & Device Screening (M&D) System, Wets.)  The “Exclusivity Expiration Date” for that Element shall initially be the date [*] after the date of final acceptance for that Element, and shall be extended by an additional [*] for each accepted order that ATMI places for that Element before the Exclusivity Expiration Date.  ATMI may also extend by [*] the Exclusivity Expiration Date for each Element that has not reached its Exclusivity Expiration Date by successfully brokering the sale of a complete Wets Workflow by IM to any materials company with which ATMI has a then-established working relationship (an “ATMI Materials Partner”).  ATMI shall only be deemed to have successfully brokered the sale prior to the occurrence of the Exclusivity Expiration Date if the ATMI Materials Partner, in IM’s sole discretion, (a) is deemed credit-worthy by IM, (b) issues a purchase order acceptable to IM, and (c) signs an agreement for the purchase of the Equipment, Informatics Hardware, and the licenses to Informatics Software, Third Party Software, and/or HPC Site License that constitute a Wets Workflow, under terms and conditions that are substantially identical to those set forth in this Agreement (except for terms relating to exclusivity and volume discounts, and terms relating to the Alliance Agreement). Notwithstanding anything to the contrary herein, no Exclusivity Expiration Date shall be extended beyond [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

4.13.3      Nothing in this Agreement shall preclude IM from (a) shipping a Wets Workflow in whole or in part to a company that is not an Excluded Company at any time, or (b) shipping a Wets Workflow in whole or in part to an Excluded Company on or after the end of the Exclusivity Expiration Date or [*], whichever occurs earlier.

4.14         Beta Site.  IM will offer ATMI to be a beta site for future HPC product offerings, under terms to be mutually agreed on a case by case basis in future beta site agreements.  The provisions of this Agreement with respect to compensation for ATMI Improvements, as well as the restrictions set forth in Section 4.12.1 shall be inapplicable to beta sites for IM product offerings.

4.15         Source Code Escrow.  In the event that (i) IM becomes insolvent or bankrupt, (ii) IM makes an assignment for the benefit of creditors, (iii) IM consents to a trustee or receiver appointment, (iv) a trustee or receiver is appointed for IM or for a substantial part of its property without its consent, (v) IM voluntarily initiates bankruptcy, insolvency, or reorganization proceedings, or is the subject of involuntary bankruptcy, insolvency, or reorganization proceedings, or (vi) IM announces that it has entered into an agreement to be acquired by a then named Competitor, then IM and ATMI will negotiate in good faith to enter into a source code escrow agreement with Iron Mountain Incorporated in a form provided by Iron Mountain Incorporated (or if Iron Mountain Incorporated is no longer engaging in the source code escrow business, a mutually agreed source code escrow company) setting forth source code escrow deposit procedures and source code release procedures relating to Informatics Software. Notwithstanding the foregoing, the escrow instructions shall provide for a release of the source code to ATMI of the Informatics Software only upon the occurrence of (a) the filing of a Chapter 7 bankruptcy petition by IM, or a petition by IM to convert a Chapter 11 filing to a Chapter 7 filing; (b) the cessation of business operations by IM; or (c) the failure on the part of IM to comply with its contractual obligations to ATMI to comply with its maintenance and support obligations for a period of more than [*] after it has received written notice of said breach. Any dispute between the parties over whether an event has occurred that would trigger a release of source code to ATMI pursuant to the source code escrow instructions shall be resolved pursuant to Section 12.16.  In the event of a release of Informatics Software source code pursuant to this section, said source code shall continue to be the Confidential Information of IM or its successor in interest In the event of a release of source code to ATMI from escrow, ATMI may only use, copy and/or modify the source code consistent with the purposes of this agreement (or have a contractor who has agreed in writing to confidentiality provisions as restrictive as those set forth in this Agreement do so on its behalf).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 5
PAYMENTS AND TAXES

5.1           Invoicing and Payment.  Unless otherwise stated in the Purchase Documentation, after delivery of goods or performance of services, IM shall promptly render to ATMI correct and complete invoices, which shall specify at least the following information:  purchase order number, item number, description of goods, quantities, unit prices, extended totals and applicable taxes.  ATMI shall pay to IM the fees and taxes set forth in the applicable Purchase Documentation within [*] of receiving IM’s valid invoice.

5.2           Transaction Taxes.  Fees payable to IM under this Agreement are exclusive of any transaction taxes (including sales, use, consumption, value-added and similar transaction based taxes, or withholding taxes) which may be imposed, in accordance with applicable laws, as a result of the licenses granted by IM to ATMI, and the sale of one or more Wets Workflows hereunder.  ATMI agrees to bear or reimburse IM for all such transaction taxes.  IM assumes responsibility to timely remit tax payments that it collects from ATMI to the appropriate governmental authority after receipt from ATMI, in each respective jurisdiction.

ARTICLE 6
REVENUE SHARE OR ROYALTIES

6.1           Compensation, Revenue Share or Royalties.  Each party will pay the other party any compensation, revenue share payments or royalties due as agreed between the parties.  Any revenue share or royalty due from a party shall be paid on a calendar quarter basis following shipment of the products that trigger the payment as set forth in Section 6.4.  The licenses granted by IM to ATMI shall be subject to payment of all fees set forth in any quotation for which ATMI issues IM a purchase order, including a royalty to IM of [*]% of gross sales proceeds on Products (less the following when separately itemized on or included and identifiable in invoices related to the sale of the Product:  (i) allowances, discounts, including cash discounts, rebates and returns all to the extent actually given in the trade by ATMI or its affiliates; (ii) sales, excise and similar taxes (including but not limited to any value added tax) or duties; (iii) insurance, packaging (except packaging that directly encloses the Products), and handling, shipping, transportation or similar; and (iv) credits or repayment for rejection or return of Products). If ATMI has suitable written records that reflect actually incurred direct costs (including but not limited to freight out, customs, duty, distribution and warehousing), ATMI may deduct such direct costs (up to an additional aggregate amount not to exceed [*]% of the gross sales proceeds for all Products during any reporting period) prior to computing the royalty on gross sales proceeds, even if such direct costs are not separately itemized to the customer.  In the case that ATMI enables a Materials partner or a customer to make or sell a Product under license in exchange for a royalty to ATMI, the royalty payable by ATMI to IM for such use shall be calculated on the value of

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

the Product used to calculate the royalty paid to ATMI (“Product Value”).  For business arrangements between ATMI and Third Parties related to (i) Products for which the Product Value cannot be derived, or (ii) other ATMI monetization of technology derived through use of the Wets Workflow or HPC Technology not otherwise described herein, IM and ATMI agree to negotiate in good faith to set the compensation, if any, due to IM.  Notwithstanding Section 12.16 of this Agreement, in the event that the parties cannot agree for a period of [*] after escalation to their respective chief executive officers to a reasonable compensation, the parties will use the procedure of Section 4.8.3 to determine compensation due to IM.

6.2           Third Party Royalties.  Each party shall be responsible for all of its own costs of commercializing Products or licensing Intellectual Property Rights, including any payments to Third Parties for work done by such Third Parties or for licenses necessary for the manufacture, sale, or use of Products by a party or its Affiliates or sublicensees.

6.3           Payment Method.  All payments due under this Agreement shall be made by bank wire transfer or ACH transaction in immediately available funds to a bank account designated by each party.  All payments hereunder shall be from a U.S. entity and made in U.S. dollars.  Any payments that are not paid within [*] of the date such payments are due under this Agreement shall bear interest at the lesser of (i) [*] percent [*] per month or (ii) the maximum rate permitted by law.  Nothing in this Section 6.4 shall prejudice any other rights or remedies available to either party hereunder or at law or equity.

6.4           Reports and Payments.  After the first commercial sale of a Product on which revenue share and royalties are payable by ATMI, ATMI shall make [*] written reports to the other party within [*] after the end of each calendar [*], stating in each such report, separately for itself and each Affiliate and each sublicensee, the number, description, and total sales of each Product sold, and a calculation of the revenue share or royalties due as a result of license grants to customers, the manner of calculation of each to be specified in Section 6.1 Concurrently with the making of such reports, ATMI shall pay IM all amounts due as set forth in the report.

6.5           Currency Conversions.  If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar [*] to which such payment pertains.

6.6           Records; Inspection.  Each party and its Affiliates shall keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under this Agreement.  Such books and records shall be kept at the principal place of business of such party, as the case may be, for at least [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

following the end of the calendar [*] to which they pertain.  Such records will be open for inspection during such [*] period by an independent auditor reasonably acceptable to the audited party, solely for the purpose of verifying royalty statements hereunder.  Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice.  Inspections conducted under this Section 6.6 shall be at the expense of the auditing party, unless a variation or error producing an increase of at least [*] Dollars ($[*]) and exceeding [*] percent ([*]%) of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by the audited party together with interest thereon for late payments as set forth above. Each party agrees to hold in confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for each party to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law.

ARTICLE 7
CONFIDENTIALITY

7.1           Confidentiality.  Except as otherwise expressly provided in the Mutual Non-Disclosure Agreement signed by the parties on December 6, 2005 for Confidential Information exchanged between the parties prior to the Effective Date, or as expressly provided in the Alliance Agreement, or as otherwise expressly provided herein, the parties agree that the receiving party shall not, except as expressly provided in this Article 7 disclose to any Third Party, or use for any purpose, any Confidential Information furnished to it by the disclosing party pursuant to this Agreement, except in each case to the extent that it can be established by the receiving party by competent proof that such information:

(a)           was already known to the receiving party, other than under an obligation of confidentiality to the disclosing party, at the time of disclosure;

(b)           was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

(c)           became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this agreement;

(d)           was independently developed by the receiving party without use of, or reference to, the other party’s confidential information, as demonstrated by documented evidence prepared contemporaneously with such independent development; or

(e)           was disclosed to the receiving party, other than under an obligation of confidentiality to the disclosing party, by a Third Party authorized and entitled to disclose such information to others.

Confidential Information shall not be considered within the above exceptions merely because the Confidential Information is embraced by more general

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

information within the exceptions.  Any combination of features of Confidential Information shall not be considered within the above exceptions merely because individual features, as opposed to the combination itself and its principles of operation, are within the exception.

7.2           Permitted Use and Disclosures.  Notwithstanding the restrictions of Section 7.1, each party hereto may (a) use Confidential Information disclosed to it by the other to the extent necessary for that party to perform its obligations set forth in this Agreement and (b) use or disclose Confidential Information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in (i) exercising the rights and licenses granted hereunder, (ii) prosecuting or defending litigation pursuant to Article 8 (iii) complying with applicable laws, governmental regulations or court orders or submitting information to tax or other governmental authorities (including the Securities and Exchange Commission), (iv) preparing, filing and prosecuting patent applications pursuant to this Agreement, or (v) making a permitted sublicense or otherwise exercising license rights expressly granted pursuant to this Agreement; in each case, provided that if a party is required to make any such disclosure, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure and will use reasonable efforts to secure confidential treatment of such information (whether through protective order or otherwise), except to the extent inappropriate with respect to patent applications. It is understood that either party may also disclose the Confidential Information of the other party upon receipt of the written consent to such disclosure by a duly authorized representative of the other party.  It is also understood that notwithstanding other provisions of this paragraph, neither party shall disclose trade secrets of the other party without first obtaining the written consent of the party owning such trade secrets and securing an agreement with the party to whom such disclosure will be made that such trade secrets will be treated as confidential for as long as such trade secrets qualify for protection as trade secrets.  It is further understood that such trade secrets are not to be included in any patent, patent application, or other document that is accessible by individuals not subject to an agreement requiring that the individuals maintain such document in confidence.  It is also understood that unless expressly required in this Agreement, neither party is obligated to disclose Confidential Information to the other.

7.3           Nondisclosure of Terms.  Subject to Section 7.4, each of the parties hereto agrees not to disclose the terms of this Agreement to any Third Party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except to such party’s attorneys, accountants, advisors, investors and financing sources and their advisors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, to the extent required by law, in connection with the enforcement of this Agreement or rights under this Agreement or in connection with a merger, acquisition, financing transaction or proposed merger, acquisition or financing transaction, or the like.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

7.4           Compliance with Public Company Disclosure Obligations.  Notwithstanding the provisions of Section 7.3, if a party is a Public Company (as defined below), such party may disclose from time to time such information regarding the terms of this Agreement and the scientific and other results of the Alliance as such party may reasonably deem to be necessary to comply with its disclosure obligations under applicable U.S. securities law or applicable stock market or NASDAQ Stock Market listing rules; provided, however, that each party shall use commercially reasonable efforts to (i) nevertheless comply with its obligations as set forth in Section 7.3, or in the event such compliance is not possible, (ii) provide the other party with a draft of the disclosure intended to be made not less than twenty-four (24) hours prior to the intended first public release or filing of such disclosure. For purposes of this section, “Public Company” shall mean a company that is subject to the reporting requirements of either Section 13(a) or Section l5(d) of the Securities Exchange Act of 1934, as amended.

7.5           Firewall Protection.  In addition to conforming to the confidentiality provisions in this Article 7, the following shall apply:

(a)           IM will construct an IP firewall as described below in this Section around IM employees providing Services to ATMI in connection with any Wets Workflow described in the Purchase Documentation.  Only such employees of IM will be allowed to have access to such ATMI confidential and proprietary information and information distribution will be based strictly on a need-to-know basis.  Such employees of IM shall solely use such ATMI confidential and proprietary information in providing Services to ATMI.  Physical copies of ATMI confidential and proprietary information shall be securely locked when not in use such that only those IM employees providing such Services shall have access to such information.  The procedure set forth in this Section is not intended to supersede in whole or in part the terms of Section 4.8; specifically, IM shall have the right, without obligation to ATMI, to sell, license and sublicense any improvements, changes, or modifications to Equipment disclosed by ATMI to IM outside of the Formal Disclosure process.

(b)           ATMI will construct an IP firewall as described below in this Section around ATMI employees who have access at IM’s facilities to HPC Technology outside of the Wets Workflow described in the Purchase Documentation.  Only such employees of ATMI will be allowed to have access to such IM confidential and proprietary information and such information shall not be shared with other ATMI employees or Third Parties without the prior written consent of IM.  Copies or samples of IM confidential and proprietary information shall not be removed or transmitted from any IM facility by ATMI employees.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 8
REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATION

8.1           By ATMI.  ATMI represents and warrants that:  (i) it has the right and authority to enter into this Agreement, and to fully perform its obligations hereunder; and (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

8.2           By IM.  IM hereby makes the following representations and warranties:

8.2.1        Authority.  IM has the right and authority to enter into this Agreement, and to fully perform its obligations hereunder.

8.2.2        Legal, Valid and Binding Obligation.  This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

8.2.3        Intellectual Property Rights.  IM owns, or possesses a valid and enforceable license to use (with ability to sublicense), all Intellectual Property Rights licensed or sublicensed to ATMI pursuant to this Agreement (for purposes of this Section 8.2.3, “IM Licensed IP”).  IM has full power and authority to license or sublicense, as the case may be, all such Intellectual Property Rights licensed to ATMI upon the terms set forth herein, and to IM’s knowledge the use and practice of such Wets Workflow by ATMI in the Field pursuant to and in accordance with the terms of this Agreement (“Use”) will not infringe the Intellectual Property Rights of any Third Party.  IM agrees to defend and hold ATMI harmless from and against all claims, losses, damages, judgments, awards, settlements, costs and expenses (including reasonable attorneys’ fees) of, arising out of or resulting from any litigation or proceeding brought by a Third Party alleging infringement by the Wets Workflow (including any IM Licensed IP) or Use thereof, of a Third Party’s Intellectual Property Rights, provided that (i) ATMI notifies IM promptly in writing of the claim (provided, however, that the failure to promptly provide notice to IM will not affect IM’s duties or obligations under this Article 8 except to the extent IM is prejudiced thereby); and (ii) ATMI assists and cooperates reasonably with IM, at IM expense, in defending or settling such claim. IM shall have sole control of the defense and all related potential settlement negotiations, provided that IM shall not enter into any settlement which would materially adversely affect the rights granted to ATMI  under this Agreement without ATMI’s express prior written consent.  Notwithstanding the foregoing, IM shall have no liability for any claim of infringement based on or arising from the Alliance Technology, the Agreement WF Compounds or the use, sale, offer for sale, import license, or manufacture of Products or other technology sold or licensed by ATMI that is derived from the Wets Workflow.  In addition, ATMI shall be entitled to be represented by ATMI’s own counsel at ATMI’s

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

expense.  In the event the Wets Workflow (including any IM Licensed IP) or Use thereof is held, or IM, in good faith and in its sole discretion, believes may be held, to infringe or misappropriate any Intellectual Property Rights of a Third Party, IM shall, at its sole expense, exercise whichever of the following two options it selects:  (i) obtain a license to continue to use the Wets Workflow or IM Improvements without additional charge to ATMI; or (ii) modify the Wets Workflow or IM Improvements, or Use thereof, so they are non-infringing and meet the applicable Acceptance Criteria (“Non-Infringing Modification”).  IM’s indemnification obligations shall cease if ATMI fails or refuses to implement any Non-Infringing Modification or if the Use is other than an intended Use set forth in Exhibit D. Notwithstanding anything to the contrary in this Agreement, IM provides no indemnification of claims that Third Party Software, other than Symyx Software, infringes Third Party Intellectual Property Rights if said claims do not allege that the infringement was caused by use of the Third Party Software in combination with other elements of the Wets Workflow. ATMI’s right to indemnification, if any, in connection with such claims shall be governed by its applicable Third Party end user license agreement.  Moreover, claims alleging that the Symyx Software infringes Third Party Intellectual Property Rights shall be handled in accordance with Exhibit B rather than in accordance with this Section 8.2.3, except that IM’s liability for damages based on infringement by the Symyx Software shall be governed by Article 9 of this Agreement, which supersedes such limitations in Exhibit B (specifically i) paragraph 9 and ii) the last sentence of paragraph 8(b)).  The foregoing indemnity states the sole obligations and exclusive liability of IM, and ATMI’s sole recourse and exclusive remedy for any Third Party claim of infringement or misappropriation of an Intellectual Property Right by IM under this Agreement.

8.3           Limited Warranty on Equipment.  IM warrants to ATMI  that for a period commencing on [*] and extending for [*] from final acceptance of the Equipment, the Equipment is free from defects in materials and workmanship and shall conform in all material respects to its Specifications.  The warranty set forth in the prior sentence shall apply only to the IM- supplied components of the Equipment and specifically excludes those components supplied by ATMI.  IM does not otherwise warrant the Equipment and does not warrant that operation of the Equipment will be uninterrupted or error free.  If the Equipment does not meet the warranty specified above during the warranty period, IM shall, at its option, repair or replace at no cost to ATMI any defective or nonconforming Equipment component.  Procedures and response times in connection with warranty claims under this Section 8.3, as well as IM’s obligations with respect to maintenance and support of Equipment, are set forth in Exhibit C.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

8.4           Limited Warranty on Informatics Hardware.  IM warrants to ATMI that for a period commencing on [*] and extending for [*] from final acceptance of the Informatics Hardware, the Informatics Hardware shall be free from defects in materials and workmanship and shall conform in all material respects to its Specifications.  The warranty set forth in the prior sentence shall apply only to the IM- supplied components of the Equipment and specifically excludes those components supplied by ATMI.  IM does not otherwise warrant the Informatics Hardware and does not warrant that operation of the Informatics Hardware will be uninterrupted or error free.  If the Informatics Hardware does not meet the warranty specified above during the warranty period, IM shall, at its option, repair or replace at no cost to ATMI any defective or nonconforming Informatics Hardware component.  Procedures and response times in connection with warranty claims under this Section 8.4, as well as IM’s obligations with respect to maintenance and support of Informatics Hardware, are set forth in Exhibit C.

8.5           Limited Warranty on Informatics Software.  IM warrants for a period of [*] from [*] of the Informatics Software to Licensee (and extending for each year that ATMI renews its license for the Informatics Software) that such Informatics Software as delivered, will function in conformity with its Specifications and the documentation supplied therewith.  IM will use commercially reasonable efforts to correct any nonconformities reported to IM in writing or in electronic form during the warranty period.  Procedures and response times in connection with claims under this Section 8.5, as well as IM’s obligations with respect to maintenance and support of Informatics Software, are set forth in Exhibit C.

8.6           System Warranty.  IM warrants for a period of [*] from [*] of any Wets Workflow sold hereunder, and during any additional period during which ATMI renews, under the terms of this Agreement, its HPC Site License and HPC-Enabled Informatics Software license and Maintenance and Support for each Wets Workflow item, the Informatics Software for each Wets Workflow item, and the Informatics Hardware (such additional renewal periods must be continuous from the initial [*] term), that (i) the Wets Workflow items are compatible and will operate with one another as set forth in the Purchase Documentation, and (ii) the Wets Workflow will support the applications as set forth in Exhibit D. This warranty is in addition to IM’s other applicable warranties.  IM does not otherwise warrant the Wets Workflow and does not warrant that its operation will be uninterrupted or error free.  If the Wets Workflow does not meet the warranty specified above during the warranty period, IM shall, at its option, repair or replace at no cost to ATMI the nonconformity.  Procedures and response times in connection with warranty claims under this Section 8.6, as well as IM’s obligations with respect to maintenance and support, are set forth in Exhibit C for the Equipment, Informatics Hardware and Informatics Software, provided that IM will promptly remedy any such nonconformity in 8.6(ii) above.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

8.7           Warranty for Services.  IM will provide Services in a professional manner using reasonable care and skill and in accordance with standard industry practice and all applicable federal, state and local laws and regulations.

8.8           Exclusions.  The warranties and remedies set forth in Sections 8.4, 8.5, 8.6, and 8.7 will be void as to (i) any Wets Workflow that has been damaged, modified, or altered (other than by IM or as authorized in writing by an officer of IM) unless ATMI can demonstrate by clear and convincing evidence that the alteration or modification did not cause the non-conformity in whole or in part, or (ii) non-conformities, in whole or in part, arising from use of the Wets Workflow with any other hardware, software, firmware, devices, or other products not provided by IM. IM shall provide no warranty with respect to any Wets Workflow to which IM has implemented ATMI Improvements and such ATMI Improvements caused such non-conformity unless the parties separately agree to such a warranty in writing.

8.9           Disclaimer.  ATMI and IM specifically disclaim any representation, warranty or guarantee that the use of the Equipment, Informatics Software, Third Party Software, or Informatics Hardware, will be successful, in whole or in part.  It is understood that the failure to successfully develop and commercialize any technology related to this Agreement shall not constitute a breach of any representation or warranty or other obligation under this Agreement.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, IM AND ATMI MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE TECHNOLOGIES DESCRIBED HEREIN OR INFORMATION DISCLOSED HEREUNDER, AND HEREBY EXPRESSLY DISCLAIM ANY WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF ANY TECHNOLOGY, PATENTED OR UNPATENTED, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 9
LIMITATION OF LIABILITY

EXCEPT FOR A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 7 AND EXCEPT FOR BREACHES OF ANY LICENSE RESTRICTIONS, OR ANY PAYMENT OBLIGATIONS RESULTING FROM AN INDEMNIFICATION OBLIGATION HEREUNDER (INCLUDING EXHIBIT B), UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER, UNDER CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY LOST REVENUE, LOST PROFITS, EQUIPMENT DOWN-TIME, OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF ADVISED OF THE

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 7 AND EXCEPT FOR BREACHES OF ANY LICENSE RESTRICTIONS, OR ANY PAYMENT OBLIGATIONS RESULTING FROM AN INDEMNIFICATION OBLIGATION HEREUNDER(INCLUDING EXHIBIT B), IN NO EVENT WILL EITHER PARTY’S LIABILITY TO THE OTHER UNDER THIS AGREEMENT EXCEED THE GREATER OF (A) [*], (B) THE [*] FOR THE [*] THAT IS THE SUBJECT OF THE CLAIM, AT THE TIME THE CLAIM IS MADE, AND (C) THE AMOUNTS PAID OR PAYABLE BY SUCH PARTY TO THE OTHER PARTY IN THE [*] MONTHS PRECEDING THE CLAIM.

ARTICLE 10
INSURANCE

IM shall at all times maintain the following types of insurance in the following minimum amounts with respect to its employees who are temporarily assigned to work on ATMI’s premises (other than the insurance in clause (ii), which IM will maintain in any event):  (i) workers compensation in accordance with statutory limits; (ii) comprehensive general liability, including coverage for premises/operations, products/completed operations and contractual liability:  $[*] per occurrence (aggregate, bodily injury and property damage combined); and (iii) automobile liability:  bodily injury and property damage:  $[*] per occurrence. Upon request, IM shall deliver to ATMI a certificate of insurance evidencing that IM has the above insurance in full force and effect, naming ATMI as additional insured and containing a clause which provides that such policies will not be materially changed or cancelled without 30-days’ prior written notice to ATMI.

ARTICLE 11
TERMINATION

11.1         Term of Agreement.  The term of this Agreement shall commence on the Effective Date, and, unless terminated earlier as provided in this Article 10, shall continue in full force and effect until the termination of all HPC Site Licenses and HPC-Enabled Informatics Software Licenses granted under this Agreement.

11.2         Termination.  (i) Either party to this Agreement may terminate this Agreement or a specific set of Purchase Documentation under this Agreement, in whole or in part, in the event the other party shall have materially breached or defaulted in the performance of any of its material obligations under that Purchase Documentation, and such default shall have continued for [*] after written notice thereof was provided to the breaching party by the non-breaching party.  Any termination shall become effective at the end of such [*] period unless the breaching party (or any other party on its behalf) has

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

cured any such breach or default prior to the expiration of such [*] period.  In the event ATMI terminates a set of Purchase Documentation due to a material breach that is not cured per the above term prior to factory acceptance of a Wets Workflow (demonstrating compliance with the Acceptance Criteria, including the Supplemental Workflow Use Acceptance Criteria set forth in Exhibit D), IM shall promptly refund to ATMI any amounts paid pursuant to such Purchase Documentation (or in the event of a termination in part, the amounts paid for the item(s) that is the subject of the termination). (ii) Either party may terminate this Agreement without cause when there is no outstanding Purchase Documentation.

11.3         Effect of Termination.  Except as provided in a specific set of Purchase Documentation hereunder all licenses under the Agreement or the terminated set of Purchase Documentation, as applicable, shall terminate, and IM and ATMI shall promptly return to the other all Confidential Information received from the other party related to this Agreement or the terminated set of Purchase Documentation, except (i) one copy of which may be retained for archival purposes, or (ii) to the extent that such Confidential Information is necessary to practice a continuing license or to which the other party obtained an ownership interest pursuant to Article 4; provided, however that the applicable party may, at its option, destroy any Confidential Information it is otherwise obligated to return and certify such destruction to the other party. Except as expressly provided herein, Section 4.15, and Articles 5, 6, 7,9 and 12, shall survive the expiration or termination of this Agreement for any reason.

ARTICLE 12
MISCELLANEOUS

12.1         Governing Laws.  This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict-of-law principles that would result in the application of the law of any other jurisdiction.

12.2         Assignment.  Neither party shall assign this Agreement, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably conditioned, delayed or withheld; provided, however, that either party may assign this Agreement without such consent, to an Affiliate, or to a successor in interest to its business (whether by merger, acquisition, consolidation, change of control, reorganization or sale of substantially all of its assets) and the terms of the Agreement shall continue in effect without modification after such assignment, including without limitation the royalty provisions herein which shall be binding upon any permitted assignee. Any purported assignment without such consent shall be void and of no effect.  Subject to the foregoing sentence, this Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

12.3         No Implied License.  Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect.  No other license rights shall be created by implication, estoppel or otherwise.  Each party reserves all rights not expressly granted to the other party under this Agreement.

12.4         Representation by Legal Counsel.  Each party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the parties agree that no presumption shall exist or be implied against the party that drafted such terms and provisions.

12.5         Waiver.  It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

12.6         Non-Solicitation.  During the Term and for [*] thereafter, neither IM nor ATMI will individually, or in concert with or through any other person, actively recruit or solicit employment of any scientific or technical personnel of the other party.  The foregoing restriction shall not apply to, or be breached by:  (i) advertising open positions, participating in job fairs, and conducting comparable activities to recruit skilled or unskilled help from the general public, or responding to individuals contacted through such methods, (ii) responding to unsolicited inquiries about employment opportunities or possibilities from job placement agencies or other agents acting for unidentified principals, or (iii) responding to unsolicited inquiries about employment opportunities from any individual.

12.7         Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

12.8         Independent Contractors.  The relationship of the parties hereto is that of independent contractors.  The parties hereto are not deemed to be agents, partners or joint ventures of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

12.9         Compliance with Laws.  In exercising its rights under the licenses granted hereunder, and in undertaking the activities outlined in this Agreement, each party shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

jurisdiction over the exercise of rights under this Agreement including those applicable to the discovery, development, manufacture, distribution, import and export and sale of products based on technology developed pursuant to this Agreement.

12.10      Export Control Regulations.  Without limiting the parties’ obligations under Section 12.9 above, the rights and obligations of the parties under this Agreement, shall be subject in all respects to United States laws and regulations as shall from time to time govern the license and delivery of technology abroad.  Without in any way limiting the provisions of this Agreement, IM and ATMI agree that each will not export, reexport, or transship, directly or indirectly, to any country, any of the technical data disclosed to it by the other party hereto if such export would violate the laws of the United States or the regulations of any department or agency of the United States Government.  IM will notify ATMI if any Wets Workflow item is classified for export restriction.

12.11      Patent Marking.  Each party agrees to mark and have their Affiliates and licensees mark all products sold or licensed pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof, and to notify the other party if it becomes aware that the marking of any such product is required.

12.12      Notices.  All notices, requests and other communications hereunder shall be in writing and shall be hand delivered, or sent by express delivery service with confirmation of receipt, or sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail), in each case to the respective address or facsimile number indicated below.

IM:	ATMI:
2865 Zanker Road	7 Commerce Drive
San Jose, CA 95134	Danbury, CT 06810
Attn: Chief Legal Officer	Attn: Chief Legal Officer
Fax: (408) 416-2301	Fax: (203) 797-2544

Any such notice shall be deemed to have been given when received.  Either party may change its address or facsimile number by giving the other party written notice, delivered in accordance with this section.

12.13      Force Majeure.  Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, act of God, earthquake, flood, lockout, embargo, act of terrorism, governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and such party has

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

12.14       Headings; Construction.  The captions to the several articles and sections hereof are not part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.  As used in this Agreement, the word “including” means “including without limitation.”

12.15       Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

12.16       Dispute Resolution.  If a dispute arises between the parties relating to the interpretation or performance of this Agreement, representatives of the parties with decision-making authority shall meet to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies.  If such a meeting is requested, it must be held, unless the parties otherwise agree, within [*] calendar days from receipt of such request (the “Request”).  If within [*] calendar days after such meeting the parties have not resolved such dispute, the Chief Executive Officers of both parties shall meet within [*] calendar days after the end of such [*] day period to discuss and attempt to resolve the dispute.  If the parties have not resolved the dispute within [*] calendar days after the Request, either party may submit such dispute to final and binding arbitration, before a single, mutually-acceptable arbitrator, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”).  If the parties are unable to select a mutually acceptable arbitrator, AAA shall appoint an arbitrator or provide a method for selection.  Any arbitration proceedings shall be conducted in Phoenix, Arizona.  The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time that the parties must expend for discovery.  Each party shall bear its own expenses, including attorneys’ fees, and the parties will share equally the costs and fees of the arbitrator.  The parties shall use all reasonable efforts to complete any arbitration subject to this section within [*] months from the filing of notice of a request for such arbitration.  The parties agree that any award shall not include punitive damages and shall be consistent with the limitation of liability provisions set forth in this Agreement.  The arbitrator shall not have the power to add terms not contained in this Agreement or to refuse to enforce any term.  Judgment upon any decision rendered by the arbitrator may be entered by any court having jurisdiction.  The parties undertake and agree that all arbitral proceedings and all information, documentation, materials in whatever form disclosed in the course of such arbitral proceeding shall be deemed Confidential Information hereunder.  Notwithstanding any of the foregoing, either party shall have the right to seek, at its own cost and expense, pre1iminary and temporary injunctive relief pending resolution of the dispute.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

12.17       Entire Agreement.  This Agreement, together with all Exhibits hereto, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior negotiations and understandings between the parties, both oral and written, regarding such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Intermolecular, Inc.		Advanced Technology Materials, Inc.

By:	/s/ David Lazovsky	By:	/s/ Doug Neugood

Name: David Lazovsky		Name: Doug Neugood

Title: President & CEO		Title: CEO & President

Date: 7/13/07		Date: 7/13/07

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

SYMYX SOFTWARE LICENSE AGREEMENT

Intermolecular, Inc. (“Licensor,” or “we”)               Advanced Technology Materials, Inc. (“Licensee” or “you”)

This Symyx Software License Agreement (this “SLA”) between Licensor and Licensee is effective as of the Effective Date. For good and valuable consideration, the receipt and sufficiency of which we hereby acknowledge, we agree to the license terms below.

(1)           License.

(a)   We are duly authorized to sublicense to you the Symyx Software described in the Purchase Documentation (“Programs”) in object code form only, and any operating instructions (“Documentation”) delivered with the Programs, under our agreements with Symyx Technologies, Inc. and its subsidiaries (“Symyx”). We refer to the Programs and Documentation and any and all copies or modifications thereto collectively as the “Software.” For the license term defined in the Quote (incorporated into this SLA by reference and incorporated herein by reference), we grant you a personal, non-exclusive and nontransferable right to install and use the Software.

(b)   You may not edit, modify, change, reproduce (except as necessary to install and use) or create derivative works of the Software.

(c)   This License is limited to the Site. Only your Named Users may use the Software at these facility(ies).

(d)   We may add licenses to this SLA by issuing a Quote and receiving a Purchase Order.

(2)           Other License Limitations.

(a)   You may use the Software only for your sole and exclusive benefit as licensed hereunder, and agree not to use the Software to provide time-sharing or other similar services on behalf of third parties.

(b)   You will not try to reverse engineer, decompile or disassemble any portion of the Software nor use any mechanical, electronic or other method to trace, decompile, disassemble, derive or identify the Software’s source code, or permit others to do so. You may make one copy of the Software for archival and back-up purposes only.

(c)   You will not transfer, distribute, sell, lease, license or sublicense the Software to others (other than to Named Users as necessary to permit them to use the Software as this SLA permits).

(3)           Term and Termination.

(a)   This SLA begins on the Effective Date and continues until it is terminated. The initial license term is defined in the Purchase Documentation.

(b)   Either party may terminate this SLA if the other party materially breaches this SLA and does not cure the breach as set forth in Section 11.2 of the Agreement.

(c)   Any obligations, including payment obligations, which accrued prior to a termination or expiration will survive and must be met. All of your rights under this SLA end upon termination or expiration of this SLA. At termination or expiration of this SLA, or at termination or expiration of any particular licenses granted, you will immediately discontinue using the relevant Software, remove the relevant Programs from your equipment, and return to us all tangible copies of the relevant Software and any of our proprietary materials that you may have. Sections 1(b), 2, 3, 4, 6(b) and 6(d), 7, 8, 9, 10 and 11 survive termination or expiration of this SLA and/or your licenses.

(4)           Payment.

(a)   You agree to make all payments in accordance with the Agreement

(5)           [Omit]

(6)           Limited Warranty.

(a)   We represent and warrant to you that:

(i)    the Software contains no malicious code, program or other internal component (e.g., computer virus, worm, time bomb, or similar component) designed to disable, deinstall, deactivate, damage or destroy the Software or other computer programs or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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data or information the Software accesses or processes;

(ii)   the computer diskettes or other media we use to deliver the Software to you will have no materials or workmanship defects under normal use; and

(iii)  the Software will function in accordance with its specifications.

(b)   If we breach Section 6(a), we will use commercially reasonable efforts to correct the error(s) or replace the affected Software at our expense. However, if the Software fails to meet the warranties in Section 6(a) because you have altered or modified it or used it in an unauthorized way, we will not be obligated to correct or replace the Software.

(c)   Except as provided in Section 6(a), WE MAKE NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CERTAIN VERSIONS OF OUR SOFTWARE MAY INCLUDE BETA CODE AND MAY BE CHANGED SUBSTANTIALLY BEFORE COMMERCIAL RELEASE. WE DO NOT WARRANT THAT THE SOFTWARE WILL MEET YOUR REQUIREMENTS OR PERFORM UNINTERRUPTED OR ERROR FREE.

(7)           Proprietary Rights.

(a)   We and our licensors own all rights to and in (i) the Software, including copyright, patent, trademark and trade secret rights, (ii) each copy of the Software, and (iii) all customizations, enhancements, modifications and new code we deliver to you pursuant to this SLA. We reserve all rights to the Software we have not specifically granted to you under this SLA.

(b)   You agree not to remove, obscure or alter our copyright notices, trademarks, patent numbers or other proprietary rights notices affixed to or contained within the Software.

(8)           Indemnification.

(a)   If someone takes legal action against you claiming the Software infringes their patent, copyright or trade secret rights in a jurisdiction where you are licensed to use the Software pursuant to the Agreement, we will defend on that claim at our expense, and will pay any costs, damages and reasonable attorneys’ fees finally awarded as a result of a settlement or judgment against you, but only if you give us prompt and timely written notice of the claim and relevant proceedings. If you do not give us prompt written notice, and your failure to be prompt materially and negatively affects our defense, then we will not have to defend or indemnify you to the extent we are actually and materially prejudiced by the delay. We will control the defense and settlement, if any, of the claim, and you agree to cooperate with us at our expense by providing prompt and necessary authority, information and reasonable assistance to enable us, at our option, to settle or defend such claim. You may, however, participate in defending the claim using your own attorneys and at your own expense.

(b)   If (i) the rights owner described in Section 8(a) obtains an injunction against you and you thus cannot use the Software as licensed, or (ii) we believe an injunction may occur, we will, at our sole option, exercise the first of the following that is practicable (A) modify the Software so it does not infringe while maintaining substantial functional equivalence, or (B) obtain a license that permits you to continue using the Software at no additional cost to you. If we notify you Symyx has informed us that it has not found a commercially reasonable way to do either (A) or (B)any continued use you make of the Software shall be at your sole risk.

(c)   We do not have to defend or indemnify you under this Section 8 if and to the extent: (i) the alleged infringement arises because you are using the Software in combination with any other software, data products, processes or materials we did not provide or approve in writing; (ii) you continue allegedly infringing activity after we provide modifications at no charge to you that would have avoided the infringement and that do not materially impact  the functionality of the Software; (iii) the alleged infringement arises because you use the Software other than in accordance with our license grant; (iv) the alleged infringement  arises because you have modified the Software in a way we did not expressly authorize in writing; or (v) we have delivered a newer version of the Software that would not infringe,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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and you choose to continue using an earlier, infringing version.

(d)   Licensee shall defend, indemnify, and hold Licensor harmless against any claim against Licensor by a third party to the extent resulting from Licensee’s use of Software in the manner described in any of Section 8(c)(i)-(v) above, and pay any costs, damages and reasonable attorneys’ fees finally awarded against Licensor or included in a settlement approved by Licensee in connection therewith.

(9)           Liability Limitations. You are responsible for: (a) the accuracy and adequacy of information and data furnished for processing; and (b) any use you make of or reliance you or others place on the Software’s output. You are also responsible for your own computer equipment and third-party software used with the Software, and should follow all of the respective licensors’, vendors’ and manufacturers’ operational, environmental and maintenance guidelines. WE WILL NOT IN ANY EVENT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES UNDER THIS SLA, INCLUDING LOST BUSINESS, WORK DELAYS, LOSS OF USE, RESULTS OF USE OR DATA INACCURACY, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY, LOST PROFITS, WHETHER FORESEEABLE OR NOT, REGARDLESS OF WHETHER WE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL OUR ENTIRE LIABILITY ARISING OUT OF THIS SLA EXCEED THE SUMS YOU HAVE PAID FOR THE PROGRAMS.

(10)         Confidentiality. The exchange of any Confidential Information shall be in accordance with the Agreement.

(11)         Miscellaneous.

(a)   The Software, any media on which it is delivered, and any other technical assistance and data we deliver under this SLA are subject to U.S. export control laws and may be subject to export or import regulations in other countries. The parties shall each comply strictly with all such laws and regulations. We represent that the Software has been classified as ECCN5D002.

(b)   This SLA and the Purchase Documentation are entire, final and exclusive agreement between us and supersedes all other prior or contemporaneous oral or written representations, agreements or other communications between us relating to the subject matter of this SLA. We can only amend or modify this SLA in an amendment we both sign.

(c)   If either of us fails to exercise any right in this SLA, that right is not waived or forfeited.

(d)   New York law governs this SLA, without regard to its choice of law provisions.

(e)   This SLA supersedes any provisions of the Uniform Computer Information Transactions Act which may otherwise apply to the maximum extent applicable laws allow.

(f)    If the parties cannot settle a dispute under this SLA amicably, it shall be handled in accordance with Section 12.16 of the Agreement.

(g)   Each party is excused from performance prevented by, and are not liable for any delay caused by, contingencies beyond its reasonable control or its supplier’s reasonable control. These contingencies include war, sabotage, terrorism, insurrection, riot or other act of civil disobedience, act of public enemy, act of any government affecting the terms hereof, accident, fire, explosion, flood, severe weather or other acts of God.

(h)   Neither party is the agent, employee, legal representative, partner or joint venturer of the other for any purpose whatsoever, and neither party can act for or on behalf of the other.

(i)    You may not assign, transfer or hypothecate this SLA and the rights, interests, benefits, duties and obligations hereunder without our prior written consent, and any attempt to do so is void. This SLA binds and benefits each party and its respective heirs, executors, administrators, successors and permitted assigns.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 1 to Exhibit B

Symyx Software Maintenance Terms

1.     SUPPORT SERVICES.

We will use commercially reasonable efforts during the term to provide the maintenance and support services described in this Schedule for the Symyx Software you have under annual licenses from us or on which you have paid maintenance fees. IM’s response times as set forth in Exhibit C shall apply for 1st Tier Support for the Software. (As used in this Schedule, 1st Tier Support means providing support based on information available in the user manual, and determining that the issue the customer is having relates to a supported feature of the product and that it cannot be resolved by following the procedures set forth in the documentation.) Sections 2, 3, and 4, below, state the commitments Symyx has made to IM regarding support beyond 1st Tier Support, and we will use reasonable efforts to enforce such commitments. Under appropriate circumstances, IM will request and use good faith efforts to obtain more urgent support from Symyx.

2.     SUPPORT RESPONSIBILITY.

a)       Error Reporting. We will provide you telephone support during our normal business hours of 9:00 am to 5:00 p.m. Pacific time, Monday through Friday, excluding our holidays.

You should include in each error report sufficient information to enable us to reproduce and verify the suspected error. If you do not supply this information, it will delay our response. We will acknowledge each reported error via telephone, facsimile transmission or electronic mail to your Support Contact within twenty-four (24) hours of its original report, and will use commercially reasonable efforts consistent with the severity of the error to reproduce and verify reported errors and provide Updates (including workarounds) in accordance with the terms set forth herein. You agree to use commercially reasonable efforts to assist us in our efforts to find corrections to confirmed errors you report. We will use our best judgment to determine the priority level of each reported error according to the following criteria:

i)           Priority 1 Error: Critical problem with significant business impact to you. No viable workaround, but you need an immediate fix or workaround to get up and running again.

ii)          Priority 2 Error: Critical problem with significant business impact to you. A viable workaround exists, you need a fix other than a workaround, but can wait until next scheduled Update.

iii)         Priority 3 Error: Problem identified with moderate business impact to you, but you can wait until a future Upgrade for a fix.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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b)       Response Times.

i)           Priority 1 Error. We will use commercially reasonable efforts to promptly resolve the error with an Update. We will give you periodic reports on the status of relevant Updates.

ii)          Priority 2 Error. We will use commercially reasonable efforts to include an error correction in the next Update, if any, of the Software.

iii)         Priority 3 Error. We will use commercially reasonable efforts to include an error correction in the next Upgrade, if any, of the Software.

c)       Support Obligation. We are not required to support or maintain any version of the Software except its then-current, commercially released version, and the version released immediately before that version.

3.     UPDATES, UPGRADES.

“Update” means a subsequent version of the Software we release generally to our end user customers that includes error corrections, bug fixes or workarounds to ensure that the Software performs according to its specifications. “Upgrade” means a revision of the Software we release generally to our end user customers receiving maintenance and support services that adds new and different functions or enhancements. Updates and Upgrades we provide to you are deemed “Software” under the SLA.

We will provide you Updates and Upgrades if, as and when we make any such Updates and/or Upgrades generally available to our end user customers receiving maintenance and support services. You agree that, except as expressly provided in Sections 2(a) and 2(b) above, we are not obligated to issue Updates and/or Upgrades and that we must provide you Updates and/or Upgrades only when we have commercially released them to our customers generally. We provide installation and training for Updates and Upgrades on a time and materials basis.

4.     SOFTWARE NOT COVERED BY THIS SCHEDULE.

A.	Altered or modified Software.
B.	Any combination of Software with other software not covered by this Maintenance Agreement.
C.	Errors caused by your negligence or fault.
D.	Errors resulting from hardware malfunction.
E.	Software used on a computer or operating system other than systems we specify.

5.     ADDITIONAL SERVICES AND CHARGES.

We may charge for services outside of the range of normal support services, such as (1) debugging application coding errors in your applications, (2) debugging problems in non-Licensor-supported products, or in combinations of supported and non-supported products where the problem occurs in the non-Licensor product, and (3) other cases where we judge it highly likely that the suspected problem is not our responsibility. We will advise you in advance when we believe services are likely to fall outside of the range of supported services, and give you our

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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estimates of the likely charges. IF we find that the problem is, indeed, caused by a supported product, you will incur no additional charges. However, if the problem is not our responsibility, we will charge you at the rates specified in the estimate/service agreement.

6.     TERM AND TERMINATION.

This Maintenance Schedule covers any licensed Programs as long as you continue to purchase the Maintenance and Support for the Symyx Software.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Exhibit C: IM Maintenance and Support Services

I.        General Terms

A.       Services Provided During First Year and During Any Renewal Term

Section II of this Exhibit C describes maintenance and support services that IM shall provide with respect to any Wets Workflow sold pursuant to this Agreement. IM shall provide maintenance and support services throughout the initial term for maintenance and support, which shall commence upon delivery to ATMI of the Wets Workflow and continue until the first anniversary of final acceptance of the Workflow (the “Initial Maintenance and Support Term”).

IM shall continue to provide said services during any additional term during which IM provides maintenance and support services (each one a “Renewal Maintenance and Support Term”) in accordance with the procedure set forth in Section I B., below. Each Renewal Maintenance and Support Term for a Wets Workflow shall consist of a one-year period; the first Renewal Maintenance and Support Term shall commence the day following the last day of the Initial Maintenance and Support Term; any subsequent Renewal Maintenance and Support Terms shall commence on the anniversary of the first day of the first Renewal Maintenance and Support Term.

Nothing in this Exhibit C shall reduce IM’s warranty obligations set forth in the Agreement.

B.       Term of Maintenance and Support; Renewal

IM shall provide the maintenance and support services set forth in Section II of this Exhibit C throughout the Initial Maintenance and Support Term. Not less than ninety (90) days prior to the conclusion of the Initial Maintenance and Support Term, IM shall send ATMI written notice of the date that the Initial Term is scheduled to expire, together with a Quote for maintenance and support services for the first Renewal Term.

If ATMI thereupon provides IM with an acceptable Purchase Order in connection with the Quote, IM shall invoice ATMI in accordance with Section 5.1 of the Agreement, and provide maintenance and support services as set forth in Section II, below, for the first Renewal Term. Not less than ninety (90) days prior to the end of any Renewal Period, IM shall provide ATMI with notice specifying whether IM intends to continue to offer maintenance and support services for the Wets Workflow in question; if so, IM shall specify the price for maintenance and support for the next Renewal Term.

Notwithstanding the foregoing, the price for maintenance and support services for June 26, 2007 the first and second Renewal Terms are set forth in Exhibit A to the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement. The price for maintenance and support services for any subsequent Renewal Term shall be as mutually agreed by IM and ATMI.

C.       Special Services Provided Only During First Year

In addition to the maintenance and support services described above, during the one-year period following Final Acceptance of the first Wets Workflow sold hereunder, IM shall also make available one (1) product support engineer who will provide services, including but not limited to training, support or maintenance, to ATMI in the operation of the Wets Workflow.

D.       Modified or Altered Wets Workflow

The obligation to provide maintenance and support services hereunder will be void as to (i) any Wets Workflow that has been damaged, modified, or altered (other than by IM or as authorized in writing by an officer of IM), unless ATMI can demonstrate by clear and convincing evidence that the modification or alteration did not cause the non-conformity, in whole or in part, (ii) nonconformities, in whole or in part, arising from use of the Wets Workflow with any other hardware, software, firmware, devices, or other products not provided by IM, or (iii) Equipment or Informatics Hardware that has been subjected to unusual physical, chemical or electrical stress, or that has been operated without regard to any limitations defined in the Equipment Specifications.

E. Error Classification and Response Times

The following terms shall apply with respect to support for Equipment, Informatics Hardware, and/or Informatics Software:

(i)    Error Classification

(a) Priority 1 Error: System down with critical business impact to ATMI. No viable workaround, but ATMI needs an immediate fix or workaround to get up and running again.

(b) Priority 2 Error: Critical problem with significant business impact to ATMI. A viable workaround exists, but ATMI needs a fix other than a workaround.

(c) Priority 3 Error: Problem identified with moderate business impact to ATMI for which a workaround may be adequate.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) Response Times.

(a) Priority 1 Error. IM shall provide and maintain for ATMI contact and escalation procedures for ATMI personnel to reach an appropriate IM employee as follows:

i.      From 8 a.m. to 12 midnight Eastern time, IM shall acknowledge the ATMI call within three (3) hours of ATMI initiating the process of contacting IM;

ii.     From 12 midnight to 8 a.m. Eastern time, IM shall acknowledge the ATMI call by 8 a.m. Eastern time, or within three (3) hours of ATMI initiating the process of contacting IM, whichever is later;

iii.    If ATMI requires faster response during a defined time period, e.g. during a critical demo, IM shall make a best effort to put in place a shorter response time, if ATMI has provided reasonable notice prior to that defined time period.

Upon acknowledging a Priority 1 Error, IM shall provide ATMI an initial assessment within twelve (12) hours and an error resolution plan within eighteen (18) hours. IM will use best commercial efforts to promptly resolve the error through an Update, or through the implementation of a viable workaround, or through any other means that provides the fastest time for ATMI to be up and running again. IM will give ATMI periodic reports, or immediately upon ATMI’s request, on the status of relevant error resolution plans and activities.

(b) Priority 2 Error. Upon acknowledging a Priority 2 Error, IM shall provide ATMI an initial assessment within 2 business days and an error resolution plan within 3 business days. IM will use best commercial efforts to (i) include an error correction in the next Update, if any, of the Software and/or (ii) to schedule and execute in a timely fashion error resolution activities for Informatics Hardware or Equipment.

(c) Priority 3 Error. Upon acknowledging a Priority 3 Error, IM shall provide ATMI an initial assessment within 3 business days and an error resolution plan within 5 business days. IM will use best commercial efforts to (i) include an error correction in the next Update, if any of the Software, and/or (ii) to implement in a timely fashion a workaround and/or schedule and execute error correction activities for Informatics Hardware or Equipment.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

II. Maintenance and Support Services

A.                  Informatics Hardware and Equipment Support

IM shall use best commercial efforts to do the following during the Initial Maintenance Support Term, and during any Renewal Maintenance and Support Term:

(a)                                  IM shall maintain the Equipment and Informatics Hardware in the Wets Workflow in accordance with the warranty set forth in the Agreement. Service may also include scheduled preventative maintenance, as determined by IM. Remedial maintenance will be provided by IM during normal working hours when notified by ATMI that the Wets Workflow is inoperable. IM customer service may be initiated by calling 408-416-2300 (or such other number or email provided to ATMI for that purpose) between the hours of 9:00 a.m. and 5:00 p.m., Pacific time, Monday through Friday, excluding IM holidays (or such other hours and days as may be mutually agreed to by the parties, from time to time, or for Priority 1 Errors, as specified in I.E., above).

(b)                                 Maintenance will include replacement of parts deemed necessary by IM. ATMI must inform IM if any replaced parts may be contaminated with hazardous or toxic materials. All parts may be furnished on an exchange basis and will be new or equivalent to new. Replaced parts removed from the Equipment or Informatics Hardware shall, at IM’s sole option, become the property of IM. All customer consumable items, including but not limited to wafers, vials, chemicals, are excluded from coverage hereunder.

(c)                                  Exclusions: Maintenance service is contingent upon the proper use of all Equipment and Informatics Hardware, and does not cover Equipment or Informatics Hardware that has been damaged, modified, or altered as described in I.D. above. IM shall be under no obligation to furnish maintenance service if (i) adjustment, repair or parts replacement is required because of operator-caused error or repeated misuse of Equipment or Informatics Hardware; (ii) the Equipment or Informatics Hardware is repaired or if attempts to repair or service the equipment are made by other than authorized IM personnel, without the prior written approval of IM; (iii) a non-conformity arising from or after relocation of the Equipment or Informatics Hardware without prior written approval of IM, which shall not be unreasonably withheld, unless ATMI can demonstrate by clear and convincing evidence that the relocation did not cause the non-conformity, in whole or in part; (iv) the Equipment or Informatics Hardware is damaged through the use of hardware consumables that IM has not previously recommended or approved, unless ATMI can demonstrate by clear and convincing evidence that the use of such consumables did not cause the damage, in whole or in part. Maintenance service does not include damage from acts of God, such as fire, flood, or earthquakes. All repairs required by such excluded

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

damage will be subject to an additional charge, as agreed in advance in writing by IM and ATMI.

(d)                                 ATMI shall provide full and free access to the Equipment and Informatics Hardware as needed to perform any services to be provided hereunder, subject to ATMI’s reasonable policies and procedures. ATMI acknowledges that employees or contractors of Symyx Technologies, Inc., may be providing services hereunder with respect to Equipment manufactured by Symyx.

B.                  Informatics Software Support

1.                            IM shall use best commercial efforts to do the following during the Initial Maintenance and Support Term and during any Renewal Maintenance and Support Term:

(a) IM shall maintain the Informatics Software in accordance with the warranty set forth in the Agreement. ATMI shall provide VPN site to site Internet access to the data network located at 6 Commerce Drive, Danbury, CT. ATMI will fund the data circuits located in the ATMI data center and IM will fund the data circuits located in its data center. ATMI shall institute and document, prior to installation of the Informatics Hardware, and maintain thereafter, a reasonable firewall management policy to enable appropriate access and block unneeded access to the Informatics Software and Third Party Software installed on Informatics Hardware as needed to diagnose any problem or perform any services to be provided hereunder, subject to the provisions of Section 7.5 (IP Firewall) of the Agreement. The response times and procedures set forth above shall not apply for any error or problem if limits on IM’s access to the Informatics Software inhibit IM’s ability to conduct an initial assessment, make a diagnosis, provide an error resolution plan, and/or perform any services related to resolution of that error or problem.

(b) ATMI may request services by calling 408-416-2300 (or such other number or email provided to ATMI for that purpose) between the hours of 9:00 a.m. and 5:00 p.m., Pacific time, Monday through Friday, excluding IM holidays, (or such other hours and days as may be mutually agreed to by the parties, from time to time, or for Priority 1 Errors., as specified in I.E., above).

(c) ATMI should include in each error report sufficient information to enable IM to reproduce and verify the suspected error. Failure to supply this information may delay IM’s response. IM will acknowledge each reported error via telephone, facsimile transmission or electronic mail to the Named User reporting the error within twenty-four (24) hours of its original report, and will use commercially reasonable efforts consistent with the severity of the error to reproduce and verify reported errors and provide Updates

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(including workarounds) in accordance with the terms set forth herein. ATMI agrees to use commercially reasonable efforts to assist IM in its efforts to find corrections to confirmed errors ATMI reports. IM will use its best judgment to determine the priority level of each reported error according criteria set forth in Section I.E.

(d) Support Obligation. IM is not required to support or maintain any version of the Software except its then-current, commercially released version, and the version that immediately preceded that version. For such immediately preceding software version, IM shall use commercially reasonable efforts to provide error-fixing updates, but shall have no obligation to provide upgrades that improve the functionality of that software version.

2.                            The following software is not covered by this schedule:

A.           Altered or modified Informatics Software

B.             Any combination of Informatics Software with other software or hardware not supplied pursuant to the Agreement

C.             Errors caused by ATMI’s negligence or fault

D.            Software used with hardware other than Equipment or Informatics Hardware

E.              Errors in Third Party Software

3. IM is not obligated to provide free of charge services outside of the range of normal support services, such as (1) debugging problems in non-IM-supported software or products, or in combinations of supported and non-supported software or products where the problem occurs in products or software not supplied by IM, and (2) other cases where IM reasonably judges it highly likely that the suspected problem is not its responsibility. IM will advise ATMI in advance when IM believes services are likely to fall outside of the range of supported services, and may give ATMI an estimate of the likely charges. If IM finds that the problem is, indeed, caused by a supported product, ATMI will incur no additional charges. However, if the problem is not IM’s responsibility, IM will charge ATMI at the rates specified in the estimate/service agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule D — Supplemental Specifications For Factory Acceptance

Application	Chemistry	Process	Objective	Description
[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Supplemental Tool Specifications	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Supplemental Tool Specifications	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

Addendum to Wets Workflow Purchase Agreement

This Addendum (the “Addendum”) to the Wets Workflow Purchase Agreement (the “Agreement”), effective as of December 21, 2007, or, if left blank, the last date of signature by a party hereto (the “Addendum Effective Date”), is made by and between Advanced Technology Materials, Inc., with a principal place of business at 7 Commerce Drive, Danbury, CT 06810 (“ATMI”), and Intermolecular, Inc., with a principal place of business at 2865 Zanker Road, San Jose, California 95134 (“IM”).  ATMI and IM are sometimes referred to herein individually as a “party” and collectively as the “parties.”  Capitalized terms in this Addendum have the meaning assigned to them in the Agreement, unless otherwise separately defined herein.

BACKGROUND

IM and ATMI entered into the Agreement effective July 13, 2007.  The parties now wish to engage in a strategic alliance between the parties, define terms and conditions that will be applicable to the sale of three additional Wets Workflows, and define further the parties’ respective rights and obligations with respect to certain Strategic Accounts in certain Strategic Fields.  IM will issue warrants to ATMI as set forth below in this Addendum.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as set forth below.

ARTICLE 1
ADDITIONAL DEFINITIONS

1.1                                 “Strategic FTE” means a full-time employee or contractor dedicated to supporting the use of Wets Workflow(s) purchased pursuant to the Agreement and/or this Addendum, or a Wets Workflow to which access has been granted pursuant to Section 3.2 of this Addendum, or, in the case of less than full-time dedication, a full-time equivalent person-year, based on approximately [*] hours per year of work, on or related to a Strategic Account in a Strategic Field.

1.2                                 “Strategic Accounts” shall mean the following:  [*] and [*].  The parties may mutually agree in writing to modify the Strategic Accounts at a later date; however, such agreement can be withheld in the sole discretion of either party.

1.3                                 “Strategic Fields” shall mean the [*] Wets Processing applications defined in Appendix A to this Addendum.  The parties may mutually agree in writing to modify the Strategic Fields at a later date; however, such agreement can be withheld by either party in its sole discretion.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

ARTICLE 2
WETS WORKFLOW PURCHASES

2.1                                 Second Wets Workflow Purchase.  Upon the mutual execution of this Addendum, ATMI shall execute a separate Purchase Order for the Wets Workflow identified in Quote #2 attached to the Agreement as Exhibit A-1, modified as shown in Appendix B attached hereto, and incorporated herein by reference (“Modified Quote #2”).  Said Purchase Order shall be consistent with the terms of Modified Quote #2.  Said Purchase Order and Modified Quote #2 shall be deemed to be incorporated into the Agreement as Exhibit A-1.  The Acceptance Criteria for said Wets Workflow identified in Appendix B shall be the same as set forth in the Purchase Documentation in Exhibits A and D to the Agreement; said Acceptance Criteria shall also hereby be deemed to be incorporated into the Exhibit A-1 Purchase Documentation.  IM shall deliver said Workflow to ATMI as set forth in Modified Quote #2.

2.2                                 Third Wets Workflow Purchase.  Upon the mutual execution of this Addendum, ATMI shall execute a separate Purchase Order for the Wets Workflow identified in Quote #3, attached to this Addendum as Appendix C, and incorporated herein by this reference.  Said Purchase Order shall be consistent with the terms of Quote #3.  Said Purchase Order and Quote #3 shall be deemed to be incorporated into the Agreement as Exhibit A-2.  The Acceptance Criteria for said Wets Workflow identified in Quote #3 shall be the same as set forth in the Purchase Documentation in Exhibits A and D of the Agreement; said Acceptance Criteria shall also hereby be deemed to be incorporated into the Exhibit A-2 Purchase Documentation.  IM shall deliver said Workflow to ATMI as set forth in Quote #3.

2.3                                 Fourth Wets Workflow Purchase.  Upon the mutual execution of this Addendum, ATMI shall execute a separate Purchase Order for the Wets Workflow identified in Quote #4, attached to this Addendum as Appendix D, and incorporated herein by this reference.  Said Purchase Order shall be consistent with the terms of Quote #4.  Said Purchase Order, and Quote #4, shall be deemed to be incorporated into the Agreement as Exhibit A-3.  The Acceptance Criteria for said Wets Workflow identified in Quote #4 shall be the same as the Acceptance Criteria set forth in the Purchase Documentation in Exhibits A and D of the Agreement; said Acceptance Criteria shall also hereby be deemed to be incorporated into the Exhibit A-3 Purchase Documentation.  IM shall deliver said Workflow to ATMI as set forth in Quote #4.

2.4                                 Third Party Workflow Placement.  If any of the above Wets Workflows are placed at a location of and/or operated by a Third Party, then either (i) the Third Party shall sign an agreement with IM containing licensing and royalty terms consistent with the existing Agreement between IM and ATMI, or (ii) ATMI and IM will determine at that time how to proceed, provided that the license and royalty terms will be the same as those set forth in the Agreement with ATMI.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.5                                 Warranty.  NO ADDITIONAL REPRESENTATION, WARRANTY, OR INDEMNIFICATION IS HEREBY PROVIDED BY IM OR ATMI OTHER THAN AS EXPLICITLY SET FORTH IN THE AGREEMENT.

ARTICLE 3
STRATEGIC FTEs, PLAN AND WORKFLOW ACCESS

3.1                                 Dedicated Personnel:  IM shall provide [*] Strategic FTEs to provide services to ATMI, the nature of the services to be mutually agreed by the parties, to support the Strategic Accounts in connection with the Strategic Fields on the schedule set forth in this Section 3.1 (“Addendum Services”).  The parties may mutually agree in writing to increase the number of Strategic FTEs provided by IM and paid for by ATMI if the number of Strategic Fields increases or the expected workload increases at a later date; however, such agreement can be withheld by either party in its sole discretion.  Addendum Services will be provided in the manner consistent with Section 8.7 of the Agreement with the same rights and remedies set forth therein.

IM shall invoice and ATMI shall pay for [*] Strategic FTEs starting on January 1, 2008 and [*] additional Strategic FTEs starting upon Factory Acceptance of the first Element of each of the Second through Fourth Wets Workflows.  If ATMI elects to terminate the Purchase Documentation for the Fourth Wets Workflow as set forth in Quote #4, then IM may invoice for and ATMI shall pay the [*] Strategic FTEs associated with the Fourth Wets Workflow as of the Target Delivery Date for that Wets Workflow.

Table I.  Projected Starts Per Quarter for IM Strategic FTE’s

Period	Ql 2008	Q2 2008	Q3 2008	Q4 2008	Total Strategic FTEs
Strategic FTE’s	[*]	[*]	[*]	[*]	[*]

The Strategic FTEs shall continue to provide Addendum Services under this Addendum to ATMI in connection with the Strategic Accounts until [*].  ATMI shall pay IM for said FTEs at the rate of [*] US dollars (US$[*]) per FTE per month.  IM will invoice monthly for the Addendum Services and payment terms shall be as set forth in the Agreement.  Upon the mutual execution of this Addendum, AMTI shall issue a purchase order to IM for the total fees for Addendum Services scheduled to be rendered under this Section 3.1.

3.2                                 Access to IM Workflow.  IM shall be responsible for providing the IM resources described in Section 3.1 with access to a Wets Workflow that is substantially equivalent to the Wets Workflow described in Modified Quote #2 in IM’s clean

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

room in San Jose, California to support activities in the Strategic Fields for the Strategic Accounts pursuant to this Addendum until [*].  This support shall include access to IM’s metrology and characterization infrastructure (i.e., physical and electrical test equipment) for that period.

3.3                                 Strategic Plan.  It is the intent of the parties through this Addendum to work together to drive adoption of ATMI Products for each Strategic Field in each Strategic Account through the use of HPC Technology, specifically the Wets Workflows.  To further that intent, the parties agree to develop a materials, process and process integration development and qualification plan for each Strategic Account in each Strategic Field (each a “Strategic Plan”).  The Strategic Plans will (a) define the priority of the Strategic Fields at each Strategic Account, (b) define a joint sales and marketing strategy for each Strategic Account, and (c) define the IM and ATMI resources, equipment, and other development resources necessary to execute on each Strategic Plan.  The Strategic Plans will be created on the following schedule:  [*] and [*] within [*] of the Addendum Effective Date, [*] and [*] no later than the Target Ship Date for the Second, Third and Fourth Wets Workflow, respectively, irrespective of ATMI’s decision to substitute a Dry Workflow for the Fourth Wets Workflow as set forth in Quote #4.  A Strategic Plan may be modified based on the mutual written consent of the parties.  In addition, each party agrees to discuss, as permitted, circumstances external to this Addendum that may have an effect on each Strategic Plan, provided, however, that the decision whether a party may or does discuss such business opportunities shall be made in its sole discretion.  Nothing in this Section 3.3 changes the right, restrictions and obligations, including Wets Workflow sales and Strategic FTE resources, set forth elsewhere in this Addendum.

ARTICLE 4
RESTRICTIONS AND RIGHTS

4.1                                 Services Restrictions on IM.  Commencing with the Addendum Effective Date, and continuing until [*], IM shall refrain from entering into any agreements defining joint marketing, sales or development obligations with a Competitor to address any Strategic Field with any Strategic Account.  For the avoidance of doubt, this provision does not and is not intended to restrict IM from (i) selling one or more Wets Workflows in whole or in part to any Strategic Account, subject to the restrictions in Section 4.2, or for performing services for a Competitor in the Strategic Fields, except as set forth above, or (ii) licensing its IM Independent IP to any Strategic Accounts or other Third Parties.

In the event that (i) Actual Royalties (as hereinafter defined) paid by ATMI to IM are equal to or greater than [*] US dollars (US$[*]) by [*], and (ii) ATMI elects to extend its commitment to pay for the IM Strategic FTEs in Section 3.1 for [*] through [*],

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

then IM’s obligations set forth in this Section 4.1 shall be extended until [*] (“First Extension”).

If ATMI has elected to exercise the First Extension and met the requirements therein, then ATMI may elect to extend IM’s obligations set forth in this Section 4.1 until [*] if (i) Actual Royalties (as hereinafter defined) paid by ATMI to IM from [*] to [*] are equal to or greater than [*] US dollars (US$[*]), and (ii) ATMI elects to extend its commitment to pay for the IM Strategic FTEs in Section 3.1 for [*] through [*] (“Second Extension”).

If ATMI has elected to exercise the Second Extension and met the requirements therein, then ATMI may elect to extend IM’s obligations set forth in this Section 4.1 until [*] if (i) Actual Royalties (as hereinafter defined) paid by ATMI to IM from [*] to [*] are equal to or greater than [*] US dollars (US$[*]), and (ii) ATMI elects to extend its commitment to pay for the IM Strategic FTEs in Section 3.1 for [*] through [*].

4.2                                 Wets Workflow Restrictions on IM.  Commencing with the Addendum Effective Date, and continuing until [*], IM agrees not to ship (a) more than [*] of each Element of a Wets Workflow to a Competitor and/or (b) a [*] system(s) to a Strategic Account for use in the Strategic Fields without a written agreement that provides (i) ATMI, (ii) ATMI and IM or (iii) IM, subject to Section 2.5 of the Alliance Agreement between the parties dated November 17, 2006 (the “Alliance Agreement”), the right to source materials developed through the use of the [*] system(s) to that Strategic Account (absent mutual written consent of the parties to ship said system(s) without such sourcing rights).  For the purposes of the preceding sentence, Section 2.5 of the Alliance Agreement shall be amended so that (x) references to “CDP Fields” shall include the Strategic Fields, and (y) references to “Materials” shall mean materials developed through the use of the [*] system(s) by the applicable Strategic Account.  Nothing in this Addendum shall preclude IM from (a) shipping a Wets Workflow in whole or in part to a company that is not a Competitor or Strategic Account, (b) shipping two or more Elements of a Wets Workflow in whole or in part to a Competitor on or after [*], or (c) shipping a [*] system(s) to a Strategic Account for use in the Strategic Fields without rights to source the materials discovered through the use of the [*] systems on or after [*].  The foregoing shall in no way reduce IM’s obligations pursuant to Section 4.13 of the Agreement.

4.3                                 Dry Workflow Rights for ATMI.  Commencing with the Addendum Effective Date, and continuing until [*], IM agrees to provide ATMI a Right of First Negotiation (“ROFN”) before selling or licensing its [*] based Workflow (“Dry Workflow”) to a Competitor.  Under this ROFN, IM

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

agrees to offer its Dry Workflow to ATMI no earlier than [*] from its initial availability and negotiate in good faith with ATMI for [*] to come to terms on the sale and licensing of IM’s Dry Workflow to ATMI.  During this [*] period, IM shall not negotiate, or enter into an agreement, to sell or license its Dry Workflow to a Competitor.  Nothing in this Addendum shall A) preclude IM from (i) shipping a Dry Workflow in whole or in part to a company that is not a Competitor, or (ii) selling or licensing a Dry Workflow in whole or in part to a Competitor on or after the [*] of the ROFN negotiation period or after [*], whichever occurs first; or B) require IM to provide ATMI a ROFN if IM does not sell or license its Dry Workflow in whole or in part to a Competitor prior to [*].

4.4                                 Access to Independent IP.  No license right shall be created by implication, estoppel or otherwise, by this Addendum, to the other Party’s Independent IP, except as explicitly set forth in the Agreement.

ARTICLE 5
ROYALTIES

5.1                                 Royalty Payments to ATMI:  IM shall pay royalties to ATMI of [*] percent [*] of the gross sales proceeds arising from ATMI’s successful brokering the sale of an element of the Wets Workflow to a Strategic Account, after the Addendum Effective Date, and on or before [*].  ATMI shall only be deemed to have successfully brokered the sale if the Strategic Account (a) issues a purchase order acceptable to IM, and (b) signs an agreement for the purchase of an element of the Wets Workflow, under terms and conditions that are substantially identical to those set forth in the Agreement (except for terms relating to exclusivity and volume discounts, and terms relating to the Alliance Agreement).  No royalties under this Section 5.1 shall be payable except in connection with the sale of an element of a Wets Workflow to a Strategic Account through the efforts of ATMI.  Moreover, in no event shall any royalty be payable to ATMI in connection with any sale by IM of a Wets Workflow element to IBM Corporation, except by mutual agreement of the parties; however, such agreement can be withheld by either party in its sole discretion.  Furthermore, as used in this Section, “gross sales proceeds” shall consist of the sale price of the Wets Workflow element, excluding royalties payable by the Strategic Account to IM, and excluding the price of annual warranties and licenses after the first year, and less the following:  (i) Third Party sales commissions, allowances, discounts, including cash discounts, rebates and returns all to the extent actually given in the trade by IM or its affiliates; (ii) sales, excise and similar taxes (including but not limited to any value added tax or withholding taxes) or duties; and (iii) insurance and freight.

5.2                                 Royalty Payments to IM:  ATMI’s obligation to pay IM royalties as set forth in Section 6.1 of the Agreement for Products, Product licenses, or other business arrangements shall apply to (a) the use of any Wets Workflow sold to ATMI

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

pursuant to this Addendum, or (b) the use of the Wets Workflow access provided under Section 3.2 to this Addendum (“Actual Royalties”).  Actual Royalties shall include royalties payable by ATMI pursuant to Section 14 of [*] CDP agreement dated November 16, 2007 as amended by the parties in the October 11, 2007 letter addendum.

5.3                                 Prepaid Guaranteed Minimum Royalties:  ATMI will pay Guaranteed Minimum Royalties to IM as set forth in this Section 5.3.  Within [*] days of the Addendum Effective Date, ATMI shall pre-pay Guaranteed Minimum Royalties to IM in the amount of [*]US dollars (US$[*]) (“Pre-paid Royalty”).  Said payment shall be made as set forth in the Agreement and shall be applied to the Guaranteed Minimum Royalties for the Royalty Periods defined as follows:

“Royalty Period One”, consisting of the period from [*] through [*]:  Guaranteed Minimum Royalties in the amount of [*] US dollars (US$[*]).

“Royalty Period Two”, consisting of the period from [*] through [*]:  Guaranteed Minimum Royalties of [*] US dollars (US$[*]).

“Royalty Period Three”, consisting of the period from [*] through [*]:  Guaranteed Minimum Royalties of [*] US dollars (US$[*]).

In the event that Actual Royalties due to IM are greater than the Guaranteed Minimum Royalty for a given Royalty Period, the excess royalties due for that Royalty Period shall be paid from the Pre-paid Royalty.  Any excess royalty amount for a particular Royalty Period that is paid from the Pre-paid Royalty shall not reduce the Guaranteed Minimum Royalty set forth above for later Royalty Periods.  No refunds shall be due in the event that the Actual Royalties for a Royalty Period are less than its Guaranteed Minimum Royalties.  In the event that Actual Royalties due from ATMI to IM are in excess of the Pre-paid Royalty, the remaining royalties due shall be paid as set forth in the Agreement.  Royalties shall continue to be payable after the end of Royalty Period Three in accordance with the terms of the Agreement and this Addendum.

If ATMI terminates the Purchase Documentation, pursuant to Section 11.2 of the Agreement, of any of the Second, Third or Fourth Wets Workflows (as set forth in Section 2.1-3 of this Addendum), then IM shall promptly refund [*] of the Pre-paid Royalty for each such set of Wets Workflow Purchase Documentation so terminated.  However, if ATMI elects not to receive the Fourth Wets Workflow as set forth in Quote #4, then ATMI shall not be eligible for a refund on the Pre-paid Royalties for that Wets Workflow as set forth in this Section.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 6
WARRANT

6.1                                 Issuance.  Upon execution of this Addendum IM shall issue to ATMI a warrant in the form attached as Appendix E (the “Warrant”), to purchase common shares of IM on the terms and conditions set forth in the Warrant.

Except as modified by this Addendum, the terms of the Agreement shall remain in full force and effect.  The Agreement, together with all Exhibits thereto, and together with this Addendum, and all Appendices hereto, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties, both oral and written, regarding such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first written above.

Intermolecular, Inc.		Advanced Technology Materials, Inc.

By:	/s/ David Lazovsky	By:	/s/ Daniel P. Sharkey

Name:	David Lazovsky	Name:	Daniel P. Sharkey

Title:	President & CEO	Title:	EVP — Business Development

Date:	12/20/07	Date:	12-21-07

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT TO ADDENDUM TO WETS WORKFLOW PURCHASE AGREEMENT

This Amendment (“Amendment”) to the Addendum to Wets Workflow Purchase Agreement (“Addendum”) having an effective date of December 21, 2007, shall be effective as of December 16, 2008 (“Amendment Effective Date”), is made by and between Advanced Technology Materials, Inc., with a principal place of business at 7 Commerce Drive, Danbury, CT 06810 (“ATMI”) and Intermolecular, Inc., with a principal place of business at 2865 Zanker Road, San Jose, California 95134 (“IM”).  ATMI and IM are sometimes referred to herein individually as a “party” and collectively as the “parties.”  Capitalized terms in this Amendment have the meaning assigned to them in the Addendum or the underlying Wets Workflow Purchase Agreement (“Agreement”), unless otherwise separately defined herein.

BACKGROUND

IM and ATMI entered into the Agreement effective July 13, 2007 and subsequently entered into the Addendum.  The parties now wish to (i) amend certain terms contained in the Addendum and the Agreement, and (ii) modify their strategic alliance related to the sale of a Dry Workflow and the use thereof by the parties for their mutual benefit.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as set forth below.

ARTICLE 1
ADDITIONAL DEFINITIONS:  MODIFIED DEFINITION

1.1                                 “Dry Workflow” means the [*] workflow sold to ATMI by separate agreement of same date as the Amendment Effective Date, which agreement shall be termed the “Dry Workflow Purchase Agreement.”

1.2                                “Strategic FTE” shall be modified to include an IM full-time employee or contractor dedicated to supporting the use of or programs using the Wet and/or Dry Workflow purchased pursuant to the Agreement, the Addendum and the Dry Workflow Purchase Agreement, but shall otherwise remain as defined in the Addendum.  Any modification of the allocation from wet to dry programs shall be mutually agreed by the parties.

ARTICLE 2
WETS WORKFLOW PURCHASES

2.1                                 Dry Workflow Purchase.  Pursuant to the terms of the December 21, 2007 Addendum, on August 7, 2008 ATMI elected to apply its payment for the Wets Workflow in Appendix D of the Addendum to the purchase of a Dry Workflow.  In conjunction with the mutual execution of this Amendment, the parties shall execute the Dry Workflow Purchase Agreement governing the sale, license and use of the Dry Workflow, related software, and Intellectual Property rights.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2                                 Warranty.  NO ADDITIONAL REPRESENTATION, WARRANTY, OR INDEMNIFICATION IS HEREBY PROVIDED BY IM OR ATMI OTHER THAN AS EXPLICITLY SET FORTH IN THE AGREEMENT OR THE DRY WORKFLOW PURCHASE AGREEMENT.

ARTICLE 3
STRATEGIC FTEs, PLAN AND WORKFLOW ACCESS

3.1                                 Dedicated Personnel:  The parties agree that the final [*] Strategic FTEs referenced in Section 3.1 of the Addendum shall start on [*] providing services to ATMI to support the wet and/or dry processing activities as mutually agreed by the parties.  ATMI shall pay IM for said FTEs at the rate of [*] US dollars (US$[*]) per FTE per month.  IM will invoice ATMI monthly and payment terms shall be as set forth in the Agreement.  Upon the mutual execution of this Amendment, ATMI shall issue or have in place a purchase order to IM to cover the [*] Strategic FTE Services through [*].

3.2                                 Access to IM Workflow.  The Strategic FTEs shall have access to the dry workflow capabilities at IM, subject to other commitments to those tools (provided that IM shall use best commercial efforts to ensure reasonable access) until the [*] Dry Workflow tool purchased in the Dry Workflow Purchase Agreement is available to ATMI.   In addition, IM agrees to extend the Wets Workflow access provided in Section 3.2 of the Addendum until [*].  This support shall include access to IM’s metrology and characterization infrastructure (i.e., physical and electrical test equipment) for that period.  ATMI agrees to pay for consumables (such as wafers, mask sets, materials, and targets), outsourced metrology and characterization not supported internally by one of the parties, and other mutually agreed out-of-pocket costs to support the joint programs being performed by the parties using workflows at IM’s facility.

3.3                                 Joint Marketing and Development Efforts.  The parties agree to develop joint marketing and development plans for projects utilizing the ATMI Dry Workflow (“Joint Plan”).  The Joint Plan may be modified based on the mutual written consent of the parties from time to time and shall have the same term as the service restrictions in Section 4.1 below, including any extensions thereto.

ARTICLE 4
RESTRICTIONS AND RIGHTS

4.1                                 Services Restrictions on IM.  Section 4.1 of the Addendum shall be replaced with the following:

“Commencing with the Addendum Effective Date, and continuing until [*], IM shall refrain from entering into any agreements defining joint

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

marketing (including, without limitation, joint technical presentations), sales or development obligations with a Competitor to address any Strategic Field with any Strategic Account.  For the avoidance of doubt, this provision does not and is not intended to restrict IM from (i) selling one or more Wets Workflows in whole or in part to any Strategic Account, subject to the restrictions in Section 4.2 of the Addendum, or for performing services for a Competitor in the Strategic Fields, except as set forth above, or (ii) licensing its IM Independent IP to any Strategic Accounts or other Third Parties. At any time prior to [*] ATMI may elect in writing to extend its commitment to pay for the [*] Strategic FTEs in Section 3.1 of the Addendum and this Amendment for [*] through [*].  If ATMI makes such election to extend the FTEs, then IM’s obligations set forth in this Section 4.1 shall be extended until [*] (“First Extension”). If ATMI has elected to exercise the First Extension and met the requirements therein, then IM’s obligations set forth in this Section 4.1 shall be extended until [*] if (i) Actual Royalties (as hereinafter defined) paid by ATMI to IM from [*] are equal to or greater than [*] US dollars (US$[*]), and (ii) ATMI elects in writing to extend its commitment to pay for the [*] Strategic FTEs in Section 3.1 of the Addendum and this Amendment for [*] additional [*] through [*] (“Second Extension”). If ATMI has elected to exercise the Second Extension and met the requirements therein, then IM’s obligations set forth in this Section 4.1 shall be extended until [*] if (i) Actual Royalties (as hereinafter defined) paid by ATMI to IM from [*] are equal to or greater than [*]US dollars (US$[*]), and (ii) ATMI elects in writing to extend its commitment to pay for the [*] Strategic FTEs in Section 3.1 of the Addendum and this Amendment for [*] additional [*]through December 31, 2012.

4.2                                 Workflow Restrictions on IM.  In addition to the restrictions set forth in Section 4.2 of the Addendum, the parties agree that commencing with the Addendum Effective Date , and continuing until [*], IM agrees not to ship (a) more than [*] of each Element of a Wets Workflow or (b) a [*] system to a Competitor.  Nothing in this Amendment shall preclude IM from (a) shipping any Element of a Wets Workflow or a [*] system, in whole or in part, to a company that is not a Competitor, or (b) shipping a workflow, in whole or in part, to a Competitor after [*].  This provision shall in no way reduce IM’s obligations pursuant to Section 4.2 of the Addendum.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.3           Preferred Material Supplier.  IM agrees that it will evaluate available ATMI materials for any collaborative development program between IM and an integrated device manufacturer for an integrated circuit (“IC”) or a [*] application that starts from the Amendment Effective Date until the later of [*] or the last extension period elected by ATMI pursuant to Section 4.1 of this Amendment (“Collaboration”).  IM will make best commercial efforts to introduce new material opportunities to ATMI and qualify ATMI materials in such Collaborations.  IM agrees to recommend ATMI materials to IM customers in Collaborations if the ATMI materials are timely available, meet the customer’s technical requirements; and are cost competitive.  IM further agrees to provide written feedback to ATMI on any technical gaps and customer cost requirements.  The Parties understand and agree that the selection of material provider is at the sole discretion of the IM customer.  The Parties agree to review the progress under this Section at the Operating Committee meetings and work to address any issues through that process.  Subject to the foregoing obligations, nothing in this Section shall limit IM from engaging Third Parties in IC or solar applications without ATMI or using materials from a Competitor as part of any such Collaboration.

4.4           Access to Independent IP and IM Programs.  No license right shall be created by implication, estoppel or otherwise, by this Amendment, to the other Party’s Independent IP, except as explicitly set forth in the Agreement.  No right shall be created by implication, estoppel or otherwise, by this Amendment, for ATMI to participate in any programs IM has or may have in IC or solar applications.

ARTICLE 5

ROYALTIES

5.1           Royalty Payments to ATMI:  In addition to IM’s obligation to pay ATMI royalties for brokered sales of Wets Workflows to Strategic Accounts as set forth in Section 5.1 of the Addendum, the parties agree that IM’s royalty obligations shall apply to any Wets Workflow sale brokered by ATMI to one of its strategic material company partners.  The second sentence of Section 5.1 of the Addendum is hereby amended to read as follows:

“ATMI shall only be deemed to have successfully brokered the sale if the Strategic Account or ATMI strategic material company partner (a) issues a purchase order acceptable to IM in its reasonable discretion, and (b) signs an agreement for the purchase of an element of the Wets Workflow, under terms and conditions generally consistent with those set forth in the Agreement (except for terms relating to exclusivity and volume discounts, and terms relating to the Alliance Agreement).”

This Section does not change any of the other terms of Section 5.1 of the Addendum which shall remain in full force and effect.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2           Royalty Payments to IM:  ATMI’s obligation to pay IM royalties as set forth in the Dry Workflow Purchase Agreement shall apply to the use of any dry workflow to which IM provides ATMI and/or Strategic FTEs access under this Amendment and the foregoing shall be included in the definition of Actual Royalties.  Actual Royalties shall include royalties payable by ATMI hereunder or under the Dry Workflow Purchase Agreement.

5.3           Prepaid Guaranteed Minimum Royalties:  The royalty periods and associated royalties for the Guaranteed Minimum Royalties in Section 5.3 of the Addendum shall be amended as follows; otherwise, the terms of Section 5.3 of the Addendum remain in full force and effect:

“Royalty Period One”, consisting of the period from [*] through [*]:  Guaranteed Minimum Royalties in the amount of [*] US dollars (US$[*]).

“Royalty Period Two”, consisting of the period from [*] through [*]:  Guaranteed Minimum Royalties of [*] US dollars (US$[*]).

“Royalty Period Three”, consisting of the period from [*] through [*]:  Guaranteed Minimum Royalties of [*] US dollars (US$[*]).

“Royalty Period Four”, consisting of the period from [*] through [*]:  Guaranteed Minimum Royalties of [*] US dollars (US$[*]).

Except as explicitly set forth in this Amendment, the terms of the Agreement and the Addendum shall remain in full force and effect.  The Agreement, together with all Exhibits thereto, the Addendum, together with all Appendices thereto, the Dry Workflow Purchase Agreement, together will all Exhibits thereto, and together with this Amendment, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties, both oral and written, regarding such subject matter.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first written above.

Intermolecular, Inc.		Advanced Technology Materials, Inc.

By	/s/ David Lazousky	By	/s/ Daniel P. Sharkey

Name:	David Lazousky	Name:	Daniel P. Sharkey

Title	President & CEO	Title	EVP, Business Development

Date:	12/12/08	Date:	12/12/08

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Supplement for Modification of 2009 Strategic FTEs

and Addition of 2010 Process Integration Support

This Supplemental Agreement (“Supplement”) to the Amendment to the Addendum to Wets Workflow Purchase Agreement (“Amendment”) having an effective date of March         , 2009 (“Supplement Effective Date”), is made by and between Advanced Technology Materials, Inc., with a principal place of business at 7 Commerce Drive, Danbury, CT 06810 (“ATMI”), and Intermolecular, Inc., with a principal place of business at 2865 Zanker Road, San Jose, California 95134 (“IM”).  ATMI and IM are sometimes referred to herein individually as a “party” and collectively as the “parties.”  Capitalized terms in this Supplement shall have the meaning assigned to them in the Amendment or other agreements between the parties, unless otherwise separately defined herein.

IM and ATMI entered into the Addendum to the Wets Workflow Purchase Agreement effective December 21, 2007, and subsequently entered into the Amendment effective on December 16, 2008.  The parties now wish to (i) amend certain terms contained in the Amendment and Addendum, and (ii) modify their strategic alliance by revising certain services related to IM Strategic FTEs and adding Process Integration Support in April 2010 for their mutual benefit of the parties and their strategic alliance,

Process Integration Support includes access and utilization of Intermolecular’s clean room facilities, HPC systems, metrology, and other available infrastructure and expert technical support as mutually agreed to support paid programs.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as set forth below.

1.0      Strategic FTC Modification and Process Integration Support.  The parties agree to revise the contracted Strategic FTE support for the period from [*] through [*], from [*] Strategic FTEs to [*] Strategic FTEs and these Strategic FTEs shall continue to provide services to ATMI as mutually agreed by the parties.  The parties agree that IM shall provide [*] Strategic FTEs to support the wet and/or dry processing activities from [*] through [*] and that IM will provide Process Integration Support during this period.  ATMI shall pay IM for said Strategic FTEs at the rate of [*] US dollars (US$[*]) per Strategic FTE per month.  ATMI shall pay IM for said [*] at a rate of [*] dollars (US $[*]) per month.

1.1       ATMI shall modify purchase order # 893103 to reflect the above Strategic FTE cancellation and reduced amount owed within one (1) week of the execution of this Supplement, such purchase order shall indicate it is non- cancellable.  This modified non-cancellable purchase order shall reflect the [*] Strategic FTE’s for the period [*] through [*] in the total amount of [*] US dollars ($[*]), and [*] Strategic FTE’s for the period [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

thru [*]in the total amount of [*] US dollars ($[*]), plus out of pocket costs.

1.2       ATMI shall issue a non-cancellable purchase order for the [*] Strategic FTE’s at the above rate for a total of [*] US dollars ($[*]) and [*] at the above rate for a total of [*] US dollars ($[*]) for the period [*] thru [*] plus out of pocket costs within one (1) week of execution of this Supplement.

l.3        ATMI agrees to pay IM [*] US dollars ($[*]) by [*] as a [*]% advance payment of the [*] through [*] Strategic FTE and [*] — the remaining amount shall be invoiced by IM and paid by ATMI monthly over the period of service.

2.0       HPC and Annual License Booking.  ATMI shall issue non-cancellable purchase orders to support the HPC Site License, HPC Informatics Support and related warranties for the [*] Wet Workflows in the following amounts: [*] US dollars ($[*]), plus tax for Site #1, [*] US dollars ($[*]) for Site #2, and [*] US dollars ($[*]) for Site #3 as set forth in the attached quotes.  IM shall invoice ATMI upon execution of this Supplement and ATMI shall pay the above amounts within ten (10) days of such invoice.

3.0       Services Restrictions on IM.  The service restrictions, workflow restrictions and preferred material supplier language from Article 4 of the Amendment shall continue through [*] only if ATMI issues the non cancellable purchase orders in Sections 1.0 and 2.0 above and makes the associated payments in a timely manner.  Any extensions of these obligations beyond [*] shall be governed by the requirements set forth in Article 4 of the Amendment.

If ATMI does not issue the non-cancellable purchase orders and make the payments as set forth herein, the terms of this Supplement shall be null and void and the Amendment, Addendum and other agreements between the parties shall govern the relationship between ATMI and IM.

Except as explicitly set forth in this Supplement, the terms of the Amendment, Addendum, and other agreements between the parties shall remain in full force and effect.  The Supplement constitutes the entire agreement and understanding of the parties relating to the subject matter set forth herein, and supersedes all negotiations and understandings between the parties, both oral and written, regarding such subject matter.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the day and year first written above.

Intermolecular, Inc.		Advanced Technology Materials, Inc.

By:	/s/ David Lazovsky	By:	/s/ Daniel P. Sharkey

Name:	David Lazovsky	Name:	Daniel P. Sharkey

Title:	President & CEO	Title:	EVP — Bus. Dev.

Date:	3/16/09	Date:	3-16-09

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

Customer: ATMI
Dale: 3/12/2009
Quote#: 200901001-2

Description	Qty	List Price	Ext. List	Disc. %	Price

[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

Total ATMI Alliance HPC Use Licenses, Maintenance & Support, Annual Renewal			[*]	[*]	[*]
CT Sales Tax				[*]	[*]
Total					[*]

Payment terms:

[*]

[*]

[*]

2895 Zanker Road	San Jose, CA 95134	www.intermolecular.com	phone (408) 416-2300	fax (408) 416-2301

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Customer: ATMI
Dale: 3/12/2009
Quote#: 200902002-2

Description	Qty	List Price	Ext. List	Disc. %	Price

[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

Subtotal ATMI Alliance HPC Use Licenses, Maintenance & Support, Annual Renewal			[*]	[*]	[*]
Volume Discount				[*]	[*]
Total ATMI Alliance HPC Use Licenses, Maintenance & Support, Annual Renewal					[*]

Payment terms:

[*]

[*]

[*]

[*]

2895 Zanker Road	San Jose, CA 95134	www.intermolecular.com	phone (408) 416-2300	fax (408) 416-2301

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Customer: ATMI
Dale: 3/12/2009
Quote#: 200903001

Description	Qty	List Price	Ext. List	Disc. %	Price

[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

Subtotal ATMI Alliance HPC Use Licenses, Maintenance & Support, Annual Renewal			[*]	[*]	[*]
Volume Discount				[*]	[*]
Total ATMI Alliance HPC Use Licenses, Maintenance & Support, Annual Renewal					[*]

Payment terms:

[*]

[*]

[*]

[*]

2895 Zanker Road	San Jose, CA 95134	www.intermolecular.com	phone (408) 416-2300	fax (408) 416-2301

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.